                                             As Filed Pursuant to Rule 424(b)(2)
                                             Registration No. 333-40311


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 21, 1997)

                                  $100,000,000

                          NORTH FORK CAPITAL TRUST II

                        8.00% CAPITAL TRUST PASS-THROUGH

                            SECURITIES(R) (TRUPS(R))

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                        NORTH FORK BANCORPORATION, INC.
                            ------------------------

    The Capital Trust Pass-through Securities(R) (the "Capital Securities") offered hereby represent beneficial ownership interests in North Fork Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). North Fork Bancorporation, Inc., a Delaware corporation ("North Fork" or the "Corporation"), will be the direct or indirect owner of all of the beneficial ownership interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). Bankers Trust Company is the Property Trustee of the Trust. The Trust exists for the exclusive purposes of issuing the Trust Securities, investing the proceeds thereof in 8.00% Junior Subordinated Debt Securities (the "Junior Subordinated Debt Securities") to be issued by the Corporation and certain other limited activities described herein. The Junior Subordinated Debt Securities will mature on December 15, 2027 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Capital
Securities -- Subordination of Common Securities."
                                                        (continued on next page)
    SEE "RISK FACTORS" BEGINNING ON PAGE S-10 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE CAPITAL SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH
                                   DEFERRAL.
                            ------------------------
  THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                                               UNDERWRITING
                                                               DISCOUNTS           PROCEEDS TO
                                          PRICE TO             AND                 THE
                                          PUBLIC(1)            COMMISSIONS(2)      TRUST(3)(4)
------------------------------------------------------------------------------------------------
Per Capital Security                      99.614%              (3)                 99.614%
------------------------------------------------------------------------------------------------
Total                                     $99,614,000          (3)                 $99,614,000
================================================================================================

    (1) Plus accrued distributions, if any, from December 10, 1997.
    (2) For information regarding indemnification of the Underwriters, see "Underwriting."
    (3) In view of the fact that the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debt Securities, the Corporation has agreed to pay to the Underwriters as compensation for their arranging the investment therein of such proceeds $10.00 per Capital Security (or $1,000,000 in the aggregate). See "Underwriting."
    (4) Before deducting expenses payable by the Corporation estimated at $280,000.

                            ------------------------

    The Capital Securities offered hereby are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Capital Securities will be made in book-entry form through the facilities of The Depository Trust Company ("DTC" or the "Depositary") on or about December 10, 1997, against payment therefor in immediately available funds.

"Capital Trust Pass-through Securities" and "TRUPS" are registered service marks of Salomon Brothers Inc.
                            ------------------------

SALOMON SMITH BARNEY
                         KEEFE, BRUYETTE & WOODS, INC.
                                                SANDLER O'NEILL & PARTNERS, L.P.
December 5, 1997

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CAPITAL SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            ------------------------

(cover page continued)

     Holders of the Capital Securities and the holder of the Common Securities will be entitled to receive cumulative cash distributions, in each case arising from the payment of interest on the Junior Subordinated Debt Securities accruing from the date of original issuance and payable semi-annually in arrears on the 15th day of June and December of each year, commencing June 15, 1998, at the annual rate of 8.00% of the Liquidation Amount of $1,000 per Capital Security and at the annual rate of 8.00% of the Liquidation Amount of $1,000 per Common Security ("Distributions"). Subject to certain exceptions, the Corporation has the right to defer payments of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"); provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 8.00%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debt Securities are so deferred, during any Extension Period, Distributions on the Capital Securities and on the Common Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu in all respects with or junior to the Junior Subordinated Debt Securities. During an Extension Period, interest on the Junior Subordinated Debt Securities will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 8.00% per annum, compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Risk
Factors -- Option to Extend Interest Payment Date; Tax Consequences; Market Price Consequences", "Description of Junior Subordinated Debt
Securities -- Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Corporation has, through the Guarantee Agreement, the Declaration, the Junior Subordinated Debt Securities and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed, as described herein, all of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee -- Full and Unconditional Guarantee." The Corporation has agreed to guarantee the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover the payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). See "Description of Junior Subordinated Debt Securities -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Corporation under the Guarantee and the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debt Securities -- Subordination") of the Corporation. In addition, because the Corporation is a holding company, the Junior Subordinated Debt Securities and the

Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits.

     The Trust Securities are subject to mandatory redemption (i) in whole, but not in part, at the Stated Maturity of the Junior Subordinated Debt Securities upon the redemption thereof at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debt Securities (the "Maturity Redemption Price"), (ii) in whole, but not in part, at any time prior to December 15, 2007, contemporaneously with the optional redemption of the Junior Subordinated Debt Securities, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part on or after December 15, 2007 contemporaneously with any optional redemption by the Corporation of Junior Subordinated Debt Securities at a redemption price (the "Optional Redemption Price") equal to the Optional Prepayment Price (as defined below). Any of the Maturity Redemption Price, the Special Event Redemption Price or the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Capital Securities -- Mandatory Redemption." Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debt Securities are redeemable prior to the Stated Maturity (i) at the option of the Corporation on or after December 15, 2007, in whole or in part at any time at a redemption price (the "Optional Prepayment Price") equal to 103.807% of the principal amount thereof on December 15, 2007 declining ratably on each December 15 thereafter to 100% on or after December 15, 2017, plus accrued and unpaid interest thereon to the date of redemption or (ii) at any time prior to December 15, 2007, in whole but not in part, upon the occurrence and continuation of a Special Event, at a redemption price (the "Special Event Prepayment Price" equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable as part of the prepayment price with respect to an optional redemption of such Junior Subordinated Debt Securities on December 15, 2007, together with scheduled payments of interest accruing from the redemption date to December 15, 2007, in each case, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus, in each case, accrued but unpaid interest thereon to the date of redemption. See "Description of Junior Subordinated Debt
Securities -- Optional Redemption" and "-- Special Event Prepayment."

     The Corporation, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event (as defined herein)) to terminate the Trust and cause a Like Amount (as defined herein) of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities upon liquidation of the Trust, subject to prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. In the event of such termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which shall be in the form of a distribution of a Like Amount of Junior Subordinated Debt Securities, subject to certain exceptions. See "Risk
Factors -- Liquidation Distribution of Junior Subordinated Debt Securities", "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

     As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee"), and
(ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees").

     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER
(A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

     THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND CERTAIN OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN CONTAIN CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF NORTH FORK, INCLUDING STATEMENTS RELATING TO THE COST SAVINGS AND REVENUE ENHANCEMENTS THAT ARE EXPECTED TO BE REALIZED FROM THE BRANFORD MERGER AND THE NEW YORK BANCORP MERGER (EACH AS DEFINED HEREIN, AND TOGETHER, THE "MERGERS"). FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS OR REVENUE ENHANCEMENTS FROM THE MERGERS CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGERS IS GREATER THAN EXPECTED;
(3) COMPETITIVE PRESSURE IN THE BANKING AND FINANCIAL SERVICES INDUSTRY INCREASES SIGNIFICANTLY; (4) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; AND (5) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATE OF NEW YORK, ARE LESS FAVORABLE THAN EXPECTED.

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to exceptions contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if either (i) the Capital Securities were owned by 100 or more investors at the time of the initial offering or (ii) immediately after the most recent acquisition of any Capital Security, less than 25% of the value of the Capital Securities were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans) and entities holding assets deemed to be "plan assets" of any Plan (collectively "Benefit Plan Investors"). The Underwriters do not believe that 100 or more investors will own the Capital Securities at the time of the initial offering and no assurance can be given by the Underwriters that at all times the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this latter exception.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Corporation is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of the Trust or of any of the Corporation's other subsidiaries), extensions of credit between the Corporation and the Trust (as represented by the Junior Subordinated Debt Securities and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. Furthermore, because certain other prohibited transactions under ERISA and the Code could result under certain circumstances if the Capital Securities are deemed to be such equity interests, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debt Securities, to have appointed the Property Trustee and to have approved all transactions that are authorized under the Declaration, the Indenture and all other documents entered into in connection with the offering of the Capital Securities.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                          NORTH FORK CAPITAL TRUST II

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 14, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities will be owned directly or indirectly by the Corporation.

                                   NORTH FORK

     North Fork, with its executive headquarters located in Melville, New York, is a bank holding company organized under the laws of the State of Delaware in 1980 and registered under the Bank Holding Company Act of 1956, as amended. North Fork's primary subsidiary, North Fork Bank, operates 80 retail banking facilities throughout Suffolk and Nassau Counties on Long Island, New York, as well as in the New York City boroughs of Manhattan, Queens and the Bronx and in Westchester and Rockland Counties north of New York City. North Fork's proposed acquisition of Branford Savings Bank (see below) represents North Fork's initial acquisition outside the State of New York.

     At September 30, 1997, North Fork had assets of $6.6 billion, deposits of $4.5 billion and stockholders' equity of $538 million. The principal executive offices of North Fork are located at 275 Broad Hollow Road, Melville, New York 11747 and its telephone number is (516) 844-1004.

     On October 7, 1997, North Fork entered into an agreement and plan of merger with New York Bancorp Inc. ("New York Bancorp") pursuant to which New York Bancorp will be merged (the "New York Bancorp Merger") with and into North Fork. As of September 30, 1997, New York Bancorp had assets of approximately $3.2 billion, deposits of approximately $1.7 billion and stockholders' equity of approximately $169 million. New York Bancorp serves customers from its primary subsidiary, Home Federal, which operates 31 full service branch offices throughout Kings, Queens, Nassau, Westchester and Suffolk Counties of New York. Immediately after the New York Bancorp Merger, Home Federal will be merged with and into North Fork Bank (the "Subsidiary Bank Merger"). In connection with the New York Bancorp Merger, North Fork will issue 1.19 shares of North Fork common stock for each share of New York Bancorp common stock. The New York Bancorp Merger is expected to be consummated in the first quarter of 1998 and will be accounted for under the pooling of interests accounting method.

     On July 24, 1997, North Fork entered into an agreement and plan of merger with Branford Savings Bank ("Branford"), a Connecticut-chartered savings bank, pursuant to which Branford will be merged (the "Branford Merger") with and into a newly formed wholly-owned subsidiary of North Fork. As of September 30, 1997, Branford had $183 million in total assets, $162 million in deposits and $18 million in stockholders' equity. Branford serves customers from five branches in the Connecticut towns of Branford, North Branford and East Haven and surrounding communities in New Haven County, Connecticut. The Branford Merger represents North Fork's initial acquisition outside the State of New York. In connection with this transaction, North Fork will issue approximately 1,283,674 shares of North Fork Common Stock. The Branford Merger is expected to be consummated prior to December 31, 1997 and will be accounted for under the purchase method of accounting.

     On December 31, 1996, North Fork completed a business combination with North Side Savings Bank ("North Side") by merging North Side with and into North Fork Bank. At closing, North Side had $1.6 billion in total assets, $1.2 billion in deposits, $124.4 million in capital and operated 17 full service banking locations in the New York City boroughs of the Bronx and Queens and Nassau and Suffolk Counties.

     In March, 1996, North Fork Bank completed its purchase of the domestic commercial banking business of Extebank, which at closing had approximately $387 million in assets and $348 million in deposits, for $47 million in cash. Additionally, during March 1996, North Fork Bank completed its acquisition of 10 Long Island branches of First Nationwide Bank, and assumed $572 million in customer deposit liabilities, for which it paid a deposit premium of 6.35%.

     In July, 1995, North Fork completed its purchase acquisition of Great Neck Bancorp, the parent company of Bank of Great Neck, a Long Island based commercial bank ("Great Neck"). Great Neck, with assets of $91 million, including $49.4 million in net loans, and $90.3 million in deposits, was merged into North Fork Bank.

     In November, 1994, North Fork completed a business combination with Metro Bancshares, Inc. ("Metro"), the parent company of Bayside Federal Savings Bank ("Bayside"), by merging Metro with and into North Fork. Simultaneously, Bayside (with approximately $1.0 billion in assets, $.9 billion in deposits and $83.5 million in stockholders' equity, operating through 13 full-service banking locations in the New York City borough of Queens and Nassau and Suffolk Counties) was merged with and into North Fork Bank. The merger was accounted for as a pooling of interests.

     North Fork is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of North Fork to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of North Fork as a creditor may be recognized.

     There are various statutory and regulatory limitations on the extent to which present and future banking subsidiaries of North Fork can finance or otherwise transfer funds to North Fork or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases.

     In addition, there are regulatory limitations on the payment of dividends directly or indirectly to North Fork from its existing banking subsidiary. Under applicable banking statutes, at September 30, 1997, North Fork's banking subsidiary could have declared additional dividends of approximately $126.6 million. However, Federal and state regulatory agencies also have the authority to limit further North Fork's banking subsidiary's payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank, which could reduce the amount of dividends otherwise payable.

     Under the policy of the Federal Reserve, North Fork is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where North Fork might not do so absent such policy. In addition, any subordinated loans by North Fork to any subsidiary bank would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank.

                                  THE OFFERING

SECURITIES OFFERED............   $100,000,000 aggregate Liquidation Amount of
                                 8.00% Capital Trust Pass-through Securities
                                 (Liquidation Amount $1,000 per Capital
                                 Security).

OFFERING PRICE................   $996.14 per Capital Security (Liquidation
                                 Amount $1,000), plus accrued Distributions, if any.

DISTRIBUTION DATES............   June 15 and December 15 of each year,
                                 commencing June 15, 1998.

EXTENSION PERIODS.............   Distributions on Capital Securities will be
                                 deferred for the duration of any Extension
                                 Period elected by the Corporation with respect to the payment of interest on the Junior
                                 Subordinated Debt Securities. No Extension
                                 Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. See
                                 "Risk Factors -- Option to Extend Interest
                                 Payment Date; Tax Consequences; Market Price
                                 Consequences", "Description of Junior
                                 Subordinated Debt Securities --Option to Extend
                                 Interest Payment Date" and "Certain United
                                 States Federal Income Tax
                                 Consequences -- Interest Income and Original
                                 Issue Discount."

RANKING.......................   The Capital Securities will rank pari passu,
                                 and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Capital
                                 Securities -- Subordination of Common
                                 Securities." The Junior Subordinated Debt
                                 Securities will rank pari passu with all other junior subordinated debt securities previously issued and to be issued by the Corporation pursuant to the Indenture with substantially similar subordination terms ("Other
                                 Debentures"), and which have been or will be issued and sold to other trusts established by the Corporation, in each case similar to the Trust ("Other Trusts"), and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt. See
                                 "Description of Junior Subordinated Debt
                                 Securities." The Guarantee will rank pari passu with all other guarantees previously issued and to be issued by the Corporation with respect to capital securities previously issued and to be issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Debt. See "Description of Guarantee." In addition, because the Corporation is a holding company, the Junior Subordinated Debt
                                 Securities and the Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits.

REDEMPTION....................   The Trust Securities are subject to mandatory
                                 redemption (i) in whole, but not in part, at the Stated Maturity of the Junior Subordinated
                                 Debt Securities upon the redemption thereof,
                                 (ii) in whole, but not in part, at any time prior to December 15, 2007, contemporaneously with the optional redemption of the Junior
                                 Subordinated Debt Securities upon the
                                 occurrence and
                                 continuation of a Special Event (as defined herein) and (iii) in whole or in part at any time on or after December 15, 2007 contemporaneously with any optional redemption by the Corporation of Junior Subordinated Debt
                                 Securities, in each case at the applicable
                                 Redemption Price. See "Description of Capital
                                 Securities -- Mandatory Redemption."

RATING........................   The Capital Securities are expected to be rated
                                 "BB+" by Standard & Poor's Ratings Services and
                                 "baa3" by Moody's Investors Service, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

ERISA CONSIDERATIONS..........   Prospective purchasers must carefully consider
                                 the restrictions on purchase set forth under "Certain ERISA Considerations."

ABSENCE OF MARKET FOR THE
CAPITAL SECURITIES............   The Capital Securities will be a new issue of
                                 securities for which there is currently no market. Although the Underwriters have informed the Trust and the Corporation that they currently intend to make a market in the Capital Securities, the Underwriters are not obligated to do so, and any such market making may be discontinued at any time without notice.
                                 Accordingly, there can be no assurance as to the development or liquidity of any market for the Capital Securities. The Trust and the
                                 Corporation do not intend to apply for listing of the Capital Securities on a securities exchange or for quotation through the National
                                 Association of Securities Dealers Automated
                                 Quotation ("NASDAQ") System. See
                                 "Underwriting."

USE OF PROCEEDS...............   All of the proceeds from the sale of the Trust
                                 Securities will be invested by the Trust in the Junior Subordinated Debt Securities. The
                                 Corporation intends to apply the net proceeds from the sale of the Junior Subordinated Debt
                                 Securities to its general funds to be used for general corporate purposes.

                                 For additional information regarding the
                                 Capital Securities, see "Description of Capital Securities," "Description of Junior Subordinated Debt Securities," "Description of Guarantee" and "Certain United States Federal Income Tax Consequences."

                                  RISK FACTORS

  Prospective investors should carefully consider the matters set forth under
                                "Risk Factors."

                                  RISK FACTORS

     Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBT SECURITIES

     The obligations of the Corporation under the Guarantee issued by the Corporation for the benefit of the holders of Capital Securities and under the Junior Subordinated Debt Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt (which, as defined, includes all outstanding subordinated debt of the Corporation). At September 30, 1997, the aggregate outstanding Senior Debt was approximately $25 million. Upon the issuance of the Junior Subordinated Debt Securities, the Corporation will not have any indebtedness that ranks junior to its obligations under the Guarantee and the Junior Subordinated Debt Securities. The Corporation has outstanding $103.1 million of junior subordinated debt securities due 2026 with terms similar to the Junior Subordinated Debt Securities, which are pari passu in right of payment to the Junior Subordinated Debt Securities. Such debentures were issued to North Fork Capital Trust I in connection with its issuance of capital securities in December 1996. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including North Fork Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. Because the Corporation is a holding company with limited assets and liabilities, a substantial portion of the consolidated liabilities of the Corporation are liabilities of its subsidiaries. See "North Fork." The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as the Junior Subordinated Debt Securities. None of the Indenture, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation or any subsidiary. See "Description of Junior Subordinated Debt
Securities -- Subordination" and "Description of Guarantee -- Status of the Guarantee."

     The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debt Securities as and when required.

OPTION TO EXTEND INTEREST PAYMENT DATE; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

     So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will also be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.00% per annum, compounded semi-annually) from the relevant payment date for such Distributions during any such Extension Period. During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock),
(ii) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to, the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 8.00%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Capital
Securities -- Distributions" and "Description of Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date."

     Because the Corporation believes that the likelihood of its exercising its option to defer payments of interest is remote, the Junior Subordinated Debt Securities will be treated under Treasury regulations as issued without "original issue discount" ("OID") for United States federal income tax purposes. As a result, holders of Capital Securities generally will include their allocable share of the interest on the Junior Subordinated Debt Securities in taxable income under their own methods of tax accounting (i.e., cash or accrual). Under the Treasury regulations, however, if the Corporation exercises its right to defer payments of interest, the Junior Subordinated Debt Securities will become OID instruments. Consequently, holders of Capital Securities will be required to include their pro rata share of OID in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income and such holders will not receive the cash related to such income if they dispose of the Capital Securities prior to the record date for payment of distributions thereafter. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Capital Securities."

     Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debt Securities in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments on the Junior Subordinated Debt Securities, the market price of the Capital Securities (which represent beneficial ownership interests in the Trust holding the Junior Subordinated Debt Securities as its sole assets) may be more volatile than the market prices of other securities that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

     Upon the occurrence and continuation of a Special Event, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if such approval is then required under applicable law, rules, guidelines or policies, redeem the Junior Subordinated Debt Securities in whole, but not in part, at the Special Event Prepayment Price (as defined herein). In such event, the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debt Securities are redeemed by the Corporation. See "Description of Junior Subordinated Debt Securities --

Special Event Prepayment", "Description of Capital Securities -- Mandatory Redemption" and "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

     A "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

     A "Tax Event" means the receipt by the Corporation of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, (ii) interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (as defined herein) (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debt Securities in connection with the liquidation of the Trust by the Corporation and the treatment thereafter of the Junior Subordinated Debt Securities as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

LIQUIDATION DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Corporation has the right at any time to distribute the Junior Subordinated Debt Securities to holders of the Trust Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debt Securities may constitute a taxable event to holders of Capital Securities. Moreover, upon occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Tax Consequences -- Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debt Securities that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debt Securities on termination of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debt Securities and should carefully review all the information regarding the Junior Subordinated Debt Securities contained herein. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "Description of Junior Subordinated Debt Securities -- General."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE CAPITAL SECURITIES

     If an Event of Default (as defined herein) occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Junior Subordinated Debt Securities against the Corporation. In addition, the holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debt Securities held by the Trust, any record holder of Capital Securities may institute legal proceedings directly against the Corporation to enforce the Property Trustee's rights under such Junior Subordinated Debt Securities without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities issued to the Trust on the date such interest or principal is otherwise payable, then a record holder of Capital Securities may institute a proceeding directly against the Corporation for enforcement of payment to the record holder of the Capital Securities of the principal of or interest on the Junior Subordinated Debt Securities on or after the respective due dates specified in the Junior Subordinated Debt Securities, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Capital Securities. The record holder in the case of the issuance of one or more global Capital Securities certificates will be DTC acting at the direction of the beneficial owners of the Capital Securities. The holders of the Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities unless the Property Trustee fails to do so. The Corporation's election to exercise its right to extend the interest payment period on the Junior Subordinated Debt Securities shall not constitute an Event of Default. See "Description of Capital
Securities -- Events of Default; Notice" and "Description of Junior Subordinated Debt Securities -- Debenture Events of Default".

RIGHTS UNDER THE GUARANTEE

     The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debt Securities are distributed to holders of the Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

     The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debt Securities, the Trust would lack funds for the payment of

Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of or interest on the Junior Subordinated Debt Securities on the applicable payment date, then a holder of Capital Securities may institute a Direct Action. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities or assert directly any other rights in respect of the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities -- Enforcement of Certain Rights by Holders of Capital Securities," "Description of Junior Subordinated Debt
Securities -- Debenture Events of Default" and "Description of Guarantee." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture. Bankers Trust Company will act as Guarantee Trustee under the Guarantee Agreement and will hold the Guarantee for the benefit of the holders of the Capital Securities. Bankers Trust Company will also act as Property Trustee under the Declaration and as Debenture Trustee under the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the dissolution, winding-up or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debt Securities. The right to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee is vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust, even if such action adversely affects the interests of such holders. See "Description of Capital Securities -- Removal of Issuer Trustees" and " -- Voting Rights; Amendment of the Declaration."

ABSENCE OF PUBLIC MARKET

     The Capital Securities will not be listed on any national securities exchange. There is no existing market for the Capital Securities and there can be no assurance as to the liquidity of any markets that may develop for the Capital Securities, the ability of the holders to sell their Capital Securities or, at what price holders of the Capital Securities will be able to sell their Capital Securities. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Corporation's operating results and the market for similar securities. The Underwriters have informed the Trust and the Corporation that they intend to make a market in the Capital Securities offered hereby; however, the Underwriters are not obligated to do so and any such market making activity may be terminated at any time without notice to the holders of the Capital Securities.

                                USE OF PROCEEDS

     All of the proceeds from the sale of the Trust Securities will be invested by the Trust in the Junior Subordinated Debt Securities. The Corporation intends to apply the net proceeds from the sale of the Junior Subordinated Debt Securities to its general funds to be used by its management for general corporate purposes, including, from time to time, the redemption or the purchase, in the open market or in privately negotiated transactions, of outstanding indebtedness of the Corporation, and the making of advances to its subsidiaries, principally North Fork Bank. A portion of such proceeds could be used in connection with one or more future acquisitions. From time to time, the Corporation investigates and holds discussions and negotiations in connection with possible transactions with other banks. As of the date of this Prospectus Supplement, North Fork has not entered into any agreements or understandings with respect to any significant transactions of the type referred to above except for the transactions described herein and in documents incorporated herein by reference. Pending such application by the Corporation, such net proceeds may be invested in short-term interest-bearing securities, invested in equity securities, or used to reduce short-term borrowings.

                          NORTH FORK CAPITAL TRUST II

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the original declaration of trust executed by the Corporation, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, which original declaration of trust will be amended and restated and executed by the Corporation, as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 14, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities will be owned directly or indirectly by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default under the Declaration resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities -- Subordination of Common Securities." The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 40 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust will be Bankers Trust Company, as the Property Trustee, Bankers Trust (Delaware), as the Delaware Trustee, and two individual trustees as Administrative Trustees who are employees or officers of or affiliated with the Corporation. Bankers Trust Company, as Property Trustee, will act as sole indenture trustee under the Declaration. Bankers Trust Company will also act as trustee under the Guarantee Agreement and the Indenture. See "Description of Junior Subordinated Debt Securities" and "Description of Guarantee." The holder of the Common Securities of the Trust, or the holders of a majority in Liquidation Amount of the Capital Securities if an Event of Default under the Declaration resulting from a Debenture Event of Default has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. Pursuant to the expense provisions under the Indenture, the Corporation, as obligor on the Junior Subordinated Debt Securities, will pay all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "Description of Capital Securities -- Expenses and Taxes." The principal executive office of the Trust is c/o

                        North Fork Bancorporation, Inc.
                             275 Broad Hollow Road
                            Melville, New York 11747
                           Telephone: (516) 844-1004
                      Attention: Anthony Abate, Secretary

                                   NORTH FORK

     North Fork, with its executive headquarters located in Melville, New York, is a bank holding company organized under the laws of the State of Delaware in 1980 and registered under the Bank Holding Company Act of 1956, as amended. North Fork's primary subsidiary, North Fork Bank, operates 80 retail banking facilities throughout Suffolk and Nassau Counties on Long Island, New York, as well as in the New York City boroughs of Manhattan, Queens and the Bronx and in Westchester and Rockland Counties north of New York City. North Fork's proposed acquisition of Branford Savings Bank (see below) represents North Fork's initial acquisition outside the State of New York.

     At September 30, 1997, North Fork had assets of $6.6 billion, deposits of $4.5 billion and stockholders' equity of $538 million. The principal executive offices of North Fork are located at 275 Broad Hollow Road, Melville, New York 11747 and its telephone number is (516) 844-1004.

     On October 7, 1997, North Fork entered into an agreement and plan of merger with New York Bancorp Inc. pursuant to which New York Bancorp will be merged with and into North Fork. As of September 30, 1997, New York Bancorp had assets of approximately $3.2 billion, deposits of approximately $1.7 billion and stockholders' equity of approximately $169 million. New York Bancorp serves customers from its primary subsidiary, Home Federal, which operates 31 full service branch offices throughout Kings, Queens, Nassau, Westchester and Suffolk Counties of New York. Immediately after the New York Bancorp Merger, Home Federal will be merged with and into North Fork Bank. In connection with the New York Bancorp Merger, North Fork will issue 1.19 shares of North Fork common stock for each share of New York Bancorp common stock. The New York Bancorp Merger is expected to be consummated in the first quarter of 1998 and will be accounted for under the pooling of interests accounting method.

     On July 24, 1997, North Fork entered into an agreement and plan of merger with Branford Savings Bank, a Connecticut-chartered savings bank, pursuant to which Branford will be merged with and into a newly formed wholly-owned subsidiary of North Fork. As of September 30, 1997, Branford had $183 million in total assets, $162 million in deposits and $18 million in stockholders' equity. Branford serves customers from five branches in the Connecticut towns of Branford, North Branford and East Haven and surrounding communities in New Haven County, Connecticut. The Branford Merger represents North Fork's initial acquisition outside the State of New York. In connection with this transaction, North Fork will issue approximately 1,283,674 shares of North Fork Common Stock. The Branford Merger is expected to be consummated prior to December 31, 1997 and will be accounted for under the purchase method of accounting.

     On December 31, 1996, North Fork completed a business combination with North Side by merging North Side with and into North Fork Bank. At closing, North Side had $1.6 billion in total assets, $1.2 billion in deposits, $124.4 million in capital and operated 17 full service banking locations in the New York City boroughs of the Bronx and Queens and Nassau and Suffolk Counties.

     In March, 1996, North Fork Bank completed its purchase of the domestic commercial banking business of Extebank, which at closing had approximately $387 million in assets and $348 million in deposits, for $47 million in cash. Additionally, during March 1996, North Fork Bank completed its acquisition of 10 Long Island branches of First Nationwide Bank, and assumed $572 million in customer deposit liabilities, for which it paid a deposit premium of 6.35%.

     In July, 1995, North Fork completed its purchase acquisition of Great Neck. Great Neck, with assets of $91 million, including $49.4 million in net loans, and $90.3 million in deposits, was merged into North Fork Bank.

     In November, 1994, North Fork completed a business combination with Metro by merging Metro with and into North Fork. Simultaneously, Bayside, a subsidiary of Metro, (with approximately $1.0 billion in assets, $.9 billion in deposits and $83.5 million in stockholders' equity, operating through 13 full-service banking locations in the New York City borough of Queens and Nassau and Suffolk Counties) was merged with and into North Fork Bank. The merger was accounted for as a pooling of interests.

     North Fork, through North Fork Bank, provides a variety of banking and financial services to middle market and small business organizations, local governmental units, and retail customers in the metropolitan New York area.

     From time to time, North Fork investigates and holds discussions and negotiations in connection with possible transactions with other banks. As of the date of this Prospectus Supplement, North Fork has not entered into any agreements or understandings with respect to any significant transactions of the type referred to above except for the transactions described herein and in documents incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" in the accompanying Prospectus. Any such transaction would be subject to stockholder approval only if required under applicable law or the rules of the NYSE.

     For more information about North Fork, reference is made to the 1996 North Fork Form 10-K which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" in the accompanying Prospectus.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

     The following tables set forth selected historical consolidated financial information (unaudited) for North Fork for the five years ended December 31, 1996 and the nine month periods ended September 30, 1997 and 1996, and for New York Bancorp for the five years ended September 30, 1996 and the nine month periods ended September 30, 1997 and 1996. The financial information for New York Bancorp for the nine month periods ended September 30, 1997 and 1996 has been presented to coincide with the reporting period for North Fork. Following the New York Bancorp Merger, the combined company's fiscal year, like that of North Fork, will end on December 31. The tables have been derived from, and should be read in conjunction with, the historical financial statements of North Fork and New York Bancorp, including the related notes thereto incorporated by reference in the accompanying Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" in the accompanying Prospectus. Certain New York Bancorp financial information has been reclassified to conform with North Fork. The financial information for the nine month periods ended September 30, 1997 and 1996 for North Fork and New York Bancorp reflect, in the opinions of the management of North Fork and New York Bancorp, all adjustments necessary for a fair presentation of such information. Results for these interim periods are not necessarily indicative of the results which may be expected for the full year or any other interim period.

                        NORTH FORK BANCORPORATION, INC.
                SELECTED HISTORICAL FINANCIAL INFORMATION(1)(2)
                                  (UNAUDITED)
              (in thousands, except ratios and per share amounts)

                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,                           YEARS ENDED DECEMBER 31,
                                         -----------------------   --------------------------------------------------------------
                                            1997         1996         1996         1995         1994         1993         1992
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
CONSOLIDATED SUMMARY STATEMENTS OF INCOME:
  Interest Income......................  $  359,458   $  300,093   $  405,307   $  332,492   $  295,062   $  289,045   $  329,654
  Interest expense.....................     151,977      130,677      174,361      140,399      112,576      117,153      175,937
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net interest income..................     207,481      169,416      230,946      192,093      182,486      171,892      153,717
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Provision for loan losses............       4,500        5,100        6,800       11,825        6,825       26,608       34,612
  Non-interest income..................      26,032       21,877       29,245       23,010       21,674       21,868       20,161
  Net securities gains/ (losses).......       2,273        2,968        1,878        6,734       (9,189)       1,321       10,111
  Other real estate expense............         163          876          753        1,255        4,929       25,246       17,696
  Merger related restructure charges...          --           --       21,613           --       14,338           --        1,200
  SAIF recapitalization charge.........          --        8,350        8,350           --           --           --           --
  Other non-interest expense...........      91,174       81,965      112,281       91,565       99,338      117,316      101,605
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before income taxes...........     139,949       97,970      112,272      117,192       69,541       25,911       28,876
  Provision for income taxes...........      54,670       39,617       49,830       49,850       26,502       13,015       14,378
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income...........................  $   85,279   $   58,353   $   62,442   $   67,342   $   43,039   $   12,896   $   14,498
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Weighted average common shares
    outstanding(3).....................      66,215       64,757       64,278       64,432       62,312       61,126       53,976
  Common shares outstanding at period
    end(3).............................      65,987       62,642       64,892       64,617       60,932       59,584       54,947
CONSOLIDATED PER SHARE DATA:(3)
  Net Income(4)........................  $     1.29   $      .90   $      .97   $     1.05   $     0.69   $      .21   $      .27
  Cash dividends declared(5)...........         .43          .30          .43          .28          .18           --           --
  Stated book value at period-end......        8.16         6.88         7.05         6.59         5.84         5.27         5.15
  Tangible book value at period-end....        7.00         5.53         5.79         6.16         5.48         4.83         4.46
  Dividend payout ratio(5).............          33%          33%          36%          26%          25%          --           --

                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,                           YEARS ENDED DECEMBER 31,
                                            1997         1996         1996         1995         1994         1993         1992
                                         ----------   ----------   ----------   ----------   ----------   ----------   ----------
CONSOLIDATED BALANCE SHEET DATA AT PERIOD END:
  Securities:
    Available-for-sale(6)..............  $1,633,737   $1,396,685   $  857,391   $1,150,510   $  141,805   $  200,219   $  338,841
    Held-to-maturity(6)................   1,166,329    1,028,647    1,300,115    1,084,829    1,624,430    1,582,052    1,115,394
  Loans, net of unearned income &
    fees...............................   3,509,722    2,970,408    3,171,525    2,400,282    2,303,920    2,128,808    2,419,107
  Allowance for loan losses............      54,611       54,698       53,894       56,627       61,247       67,670       84,595
  Intangible assets....................      76,692       84,537       82,073       27,893       22,208       26,239       38,026
  Total assets.........................   6,615,620    5,709,877    5,750,527    4,890,866    4,258,827    4,268,034    4,178,229
  Deposits.............................   4,458,649    4,450,769    4,469,510    3,739,720    3,538,768    3,633,619    3,736,054
  Federal funds purchased & securities
    sold under agreements to
    repurchase.........................   1,331,024      734,167      621,789      642,369      246,875      255,643       50,476
  Other borrowings.....................      85,000       35,000       35,000       35,000       75,000       33,000       53,000
  Company-obligated mandatorily
    redeemable capital securities of
    subsidiary trust...................      99,646           --       99,637           --           --           --           --
  Stockholders' equity.................     538,281      430,910      457,531      426,129      355,921      314,263      282,886
CONSOLIDATED AVERAGE BALANCE SHEET DATA:
  Securities(6)........................  $2,648,635   $2,430,065   $2,386,493   $1,874,624   $1,832,327   $1,675,583   $1,242,146
  Loans, net of unearned income &
    fees...............................   3,353,105    2,683,148    2,778,663    2,358,636    2,313,419    2,288,712    2,581,547
  Total assets.........................   6,346,543    5,482,488    5,518,016    4,470,920    4,417,627    4,315,839    4,360,516
  Deposits.............................   4,476,393    4,330,108    4,373,570    3,634,149    3,600,686    3,671,336    3,897,054
  Federal funds purchased & securities
    sold under agreements to
    repurchase.........................   1,125,692      617,346      610,960      350,393      378,198      220,120       82,791
  Other borrowings.....................      47,637       40,255       38,934       36,397       49,044       36,559       55,190
  Stockholders' equity.................     489,008      426,286      431,376      389,095      338,826      304,108      267,239

---------------
(1) On December 31, 1996, North Fork completed a business combination with North Side by merging North Side with and into North Fork Bank. On November 30, 1994, North Fork completed a business combination with Metro by a direct merger of Metro with and into North Fork. These mergers have been accounted for as pooling-of-interests transactions and, accordingly, the consolidated financial results of North Fork for all reported periods preceding such mergers have been retroactively restated to include the financial results of North Side and Metro for such periods. Certain financial information of North Side and Metro has been reclassified to conform with that of North Fork.

(2) In March, 1996, North Fork Bank completed the purchase of the domestic commercial banking business of Extebank and 10 Long Island branches of First Nationwide Bank. These transactions were accounted for under the purchase method of accounting and, accordingly, North Fork's consolidated results of operations reflect activity of the acquired operations subsequent to the acquisition dates. As a result of these acquisitions, North Fork added approximately $200 million in net loans and $920 million in deposit liabilities. The intangible assets created in the aforementioned transactions aggregated approximately $62 million.

(3) Outstanding share figures and all applicable per share amounts have been restated to reflect the two-for-one common stock split effective May 15, 1997.

(4) North Fork's historical earnings per share for the nine months ended September 30, 1997 and 1996 and for the five years ended December 31, 1996, were based on weighted average common shares outstanding plus common stock equivalents.

(5) Cash dividends declared and the dividend payout ratios have not been restated for the mergers with North Side and Metro.

(6) Effective January 1, 1994, North Fork adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (the "Statement"). The Statement requires that securities available-for-sale be reported at fair value, with unrealized gains and losses net of tax effects reflected as a separate component of stockholders' equity. Prior to 1994, these securities were included in the held-for-sale category and carried at the lower of cost or market with unrealized losses or gains included in net income.

(7) See accompanying "Selected Financial Ratios" on page S-26 for additional information.

                             NEW YORK BANCORP INC.
                  SELECTED HISTORICAL FINANCIAL INFORMATION(1)
                                  (UNAUDITED)
              (in thousands, except ratios and per share amounts)

                                   NINE MONTHS ENDED
                                   SEPTEMBER 30,(2)                         YEARS ENDED SEPTEMBER 30,
                                -----------------------   --------------------------------------------------------------
                                   1997         1996         1996         1995         1994         1993         1992
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
CONSOLIDATED SUMMARY STATEMENTS OF INCOME:
  Interest income.............  $  183,432   $  156,832   $  207,491   $  196,972   $  175,530   $  160,752   $  152,417
  Interest expense............      93,095       79,755      106,746      101,730       79,948       71,385       84,415
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net interest income.......      90,337       77,077      100,745       95,242       95,582       89,367       68,002
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Provision for loan losses...       1,800          900        1,200        1,700        2,650        4,700        8,404
  Non-interest income.........      13,646        7,853       10,321        7,460        7,398        8,745        7,198
  Net securities gains/
    (losses)..................       2,259        4,112        4,346         (848)         602        2,439       11,787
  Other real estate expense...         655          330          463          883          880        1,296        3,413
  Merger related restructure
    charge....................          --           --           --       19,024           --           --           --
  SAIF recapitalization
    charge....................          --        9,432        9,432           --           --           --           --
  Other non-interest
    expense...................      37,890       35,625       47,535       48,968       50,845       48,455       42,374
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before income
    taxes.....................      65,897       42,755       56,782       31,279       49,207       46,100       32,796
  Provision for income
    taxes.....................      24,950       18,577       24,776       19,717       21,740       20,912       15,346
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before cumulative
    effect of change in
    accounting principle and
    extraordinary item........      40,947       24,178       32,006       11,562       27,467       25,188       17,450
  Cumulative effect of change
    in accounting for income
    taxes(3)..................          --           --           --           --        5,685           --           --
  Extraordinary item, early
    extinguishment of debt....          --           --           --           --           --           --         (570)
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income..................  $   40,947   $   24,178   $   32,006   $   11,562   $   33,152   $   25,188   $   16,880
                                ==========   ==========   ==========   ==========   ==========   ==========   ==========
  Weighted average
    common shares
    outstanding(4)(5).........      22,795       23,468       23,889       26,656       27,220          N/M          N/M
  Common shares outstanding at
    period end(4)(5)..........      21,319       22,198       22,198       24,278       26,447       26,176          N/M
CONSOLIDATED PER SHARE DATA:(4)(5)
  Net income before cumulative
    effect of change in
    accounting principle and
    extraordinary item(6).....  $     1.80   $     1.03   $     1.34   $     0.43   $     1.01          N/M          N/M
  Net income(6)...............        1.80         1.03         1.34         0.43         1.22          N/M          N/M
  Cash dividends
    declared(7)...............        0.41         0.30         0.40         0.40         0.39         0.32        0.225
  Stated book value at period-
    end.......................        7.93         6.84         6.84         6.44         6.48         5.87          N/M
  Tangible book value at
    period-end................        7.93         6.84         6.84         6.44         6.48         5.87          N/M
  Dividend payout ratio(7)....          23%          29%          30%          77%          25%          29%          26%
CONSOLIDATED BALANCE SHEET DATA AT PERIOD END:
  Securities:(8)
    Available-for-sale........  $  495,910   $  444,500   $  444,500   $  273,355   $  189,572   $  255,970   $   97,650
    Held-to-maturity..........     644,840      551,460      551,460      685,905      838,577      444,267      474,916
    Trading account...........          --           --           --        2,003       12,939       12,487       12,242
  Loans, net of unearned
    income & fees.............   2,039,111    1,872,548    1,872,548    1,686,215    1,458,059    1,415,245    1,319,218
  Allowance for loan losses...      18,695       19,386       19,386       21,272       25,705       26,828       19,455
  Total assets................   3,244,200    2,940,907    2,940,907    2,731,592    2,583,982    2,250,605    2,153,861
  Deposits....................   1,700,748    1,730,350    1,730,350    1,764,755    1,806,532    1,773,919    1,800,928
  Federal funds purchased &
    Securities sold under
    agreements to
    repurchase................     840,331      453,698      453,698      344,860      244,891      156,369       72,350
  Other borrowings............     413,600      555,088      555,088      422,278      334,006      137,324      150,500
  Stockholders' equity(9).....     169,063      151,903      151,903      156,386      171,291      153,769       99,933

                                   NINE MONTHS ENDED
                                   SEPTEMBER 30,(2)                         YEARS ENDED SEPTEMBER 30,
                                   1997         1996         1996         1995         1994         1993         1992
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
CONSOLIDATED AVERAGE BALANCE SHEET DATA:
  Securities..................  $1,149,588   $  964,695   $  960,070   $1,005,239   $  949,503   $  618,426   $  717,837
  Loans, net of unearned
    income & fees.............   1,982,924    1,778,036    1,752,878    1,560,706    1,411,067    1,425,134    1,074,982
  Total assets................   3,192,755    2,794,216    2,765,402    2,628,232    2,463,204    2,166,011    1,898,980
  Deposits....................   1,705,101    1,751,947    1,754,038    1,768,457    1,803,241    1,776,297    1,365,608
  Federal funds purchased &
    securities sold under
    agreements to
    repurchase................     861,698      328,791      328,405      307,657      232,916       84,968      139,517
  Other borrowings............     406,226      523,804      494,582      361,433      240,038      129,862      266,186
  Stockholders' equity(9).....     164,847      158,534      157,976      169,721      164,665      134,399       94,794

---------------
(1) In January, 1995, New York Bancorp completed a business combination with Hamilton Bancorp, Inc. ("Hamilton"). The merger was accounted for as a pooling-of-interest transaction and, accordingly, the consolidated financial results of New York Bancorp for all reported periods preceding the merger include the financial results of Hamilton for such periods. Certain financial information of Hamilton has been reclassified to conform with that of New York Bancorp.

(2) New York Bancorp's operating results for the nine months ended September 30, 1997 and 1996 are presented to conform with the reporting periods of North Fork. New York Bancorp's operating results for the three-month periods ended December 31, 1996 and 1995 have not been included in the foregoing and are presented in the following table:

                                                                 THREE MONTHS ENDED
                                                                    DECEMBER 31,
                                                                 -------------------
                                                                  1996        1995
                                                                 -------     -------
                                                                     (UNAUDITED)
                                                                   (IN THOUSANDS,
                                                                  EXCEPT PER SHARE
                                                                      AMOUNTS)
        Interest Income........................................  $55,417     $50,659
        Interest Expense.......................................   27,538      26,991
        Net Interest Income....................................   27,879      23,668
        Net Income.............................................   10,264       7,828
        Earnings per share.....................................  $  0.45     $  0.32

(3) Reflects the cumulative effect from the adoption of the Statement of Financial Accounting Standards Number 109 "Accounting for Income Taxes" on October 1, 1993.

(4) Hamilton converted to stock ownership on April 1, 1993. Accordingly, restated outstanding share figures and per share data for periods beginning prior to such time are not meaningful.

(5) Outstanding share figures and all applicable per share amounts have been restated to reflect the following: (a) the 3-for-2 common stock splits effective October 22, 1992 and July 29, 1993; (b) the ten percent common stock dividend effective February 14, 1994; (c) the 3-for-2 common stock split effective January 23, 1997; and (d) the 4-for-3 stock split effective July 24, 1997.

(6) New York Bancorp's historical earnings per share for the nine months ended September 30, 1997 and 1996 and for the five years ended September 30, 1996 were based on weighted average common shares outstanding plus common stock equivalents.

(7) Cash dividends declared and the dividend payout ratios have not been restated for the merger with Hamilton.

(8) Effective October 1, 1993, New York Bancorp adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The statement requires that securities available-for-sale be reported at fair value, with unrealized gains and losses net of tax effects reflected as a separate component of stockholders' equity. Prior to 1993, these securities were included in the held-for-sale category and carried at the lower of cost or market with unrealized losses or gains included in net income.

(9) Stockholders' equity at September 30, 1992 includes only the retained earnings of Hamilton, which converted to stock ownership on April 1, 1993.

(10) See accompanying "Selected Financial Ratios" on page S-26 for additional information.

                                  THE MERGERS

GENERAL

     On October 7, 1997, North Fork entered into an agreement and plan of merger with New York Bancorp pursuant to which New York Bancorp will be merged with and into North Fork. As of September 30, 1997, New York Bancorp had assets of approximately $3.2 billion, deposits of approximately $1.7 billion and stockholders' equity of approximately $169 million. New York Bancorp serves customers from its primary subsidiary, Home Federal, which operates 31 full service branch offices throughout Kings, Queens, Nassau, Westchester and Suffolk Counties of New York. Immediately after the New York Bancorp Merger, Home Federal will be merged with and into North Fork Bank. In connection with the New York Bancorp Merger, North Fork will issue 1.19 shares of North Fork common stock for each share of New York Bancorp common stock. The New York Bancorp Merger is expected to be consummated in the first quarter of 1998 and will be accounted for under the pooling of interests accounting method. See
"-- Conditions to the Mergers" below.

     On July 24, 1997, North Fork entered into an agreement and plan of merger with Branford pursuant to which Branford will be merged with and into a newly formed wholly-owned subsidiary of North Fork. As of September 30, 1997, Branford had $183 million in total assets, $162 million in deposits and $18 million in stockholders' equity. Branford serves customers from five branches in the Connecticut towns of Branford, North Branford and East Haven and surrounding communities in New Haven County, Connecticut. The Branford Merger represents North Fork's initial acquisition outside the State of New York. In connection with this transaction, North Fork will issue 1,283,674 shares of North Fork Common Stock. The Branford Merger is expected to be consummated prior to December 31, 1997 and will be accounted for under the purchase method of accounting. See "-- Conditions to the Mergers" below.

OPERATIONS FOLLOWING THE MERGERS

     North Fork expects to achieve significant cost savings subsequent to the New York Bancorp Merger. The cost savings are expected to be derived from reductions in personnel, elimination of selected branch facilities located in communities in which both North Fork and New York Bancorp branches are located, the integration of New York Bancorp's data processing operations with those of North Fork, and the integration of other facilities and back office operations. Further, the separate corporate existence of New York Bancorp and Home Federal will cease with the consummation of the New York Bancorp Merger and the Subsidiary Bank Merger. Consequently, costs associated with operating as a publicly held entity will also be eliminated. The aggregate annual pre-tax cost savings are estimated by North Fork to be approximately $25 million. Management of North Fork believes that realization of these cost savings will be substantially phased in before the end of the first full quarter following consummation of the New York Bancorp Merger. There can be no assurance that all of the potential cost savings will be realized or that they will be realized in the time frame currently estimated or thereafter. Such realization will depend, among other things, upon the existing regulatory and economic environment, business changes implemented by North Fork management and other factors, certain of which are beyond the control of North Fork.

     Following the Subsidiary Bank Merger, North Fork will convert the former operations of Home Federal to a full service commercial bank. As such, North Fork believes, based on its previous experience in acquiring savings banks and branches of savings banks, that revenue enhancement opportunities exist with the offering of commercial bank products to Home Federal's customers and the communities Home Federal serves. These products include but are not limited to a variety of demand deposit accounts, discount brokerage, investment management and trust services, cash management, annuity and mutual fund products and commercial and installment loans to small and midsize businesses. The amounts and realization of any additional revenues will depend upon a number of factors including, but not limited to, competition, the economic environment and regulatory requirements, which are all beyond the control of North Fork.

     Based on the synergies anticipated, North Fork believes that the New York Bancorp Merger will result in earnings accretion of approximately $.14 per share in 1998 and approximately $.19 per share in 1999.

     For additional factors that could cause actual results to differ materially from the estimates described above, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" in the accompanying Prospectus.

     A non-recurring merger and restructuring charge of approximately $34.4 million, net of income tax, will be incurred upon consummation of the New York Bancorp Merger. The restructuring charge includes merger related compensation, severance and employee related expenses, facility and system costs and state and local tax bad debt recapture. For additional information concerning such charge, see the notes to the "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."

CONDITIONS TO THE MERGERS

     Consummation of each Merger is subject to various mutual conditions, including, among others, receipt of stockholder approvals, receipt of necessary regulatory approvals, receipt of opinions of counsel regarding certain federal income tax consequences of the Mergers, the satisfaction of other customary closing conditions and, in the case of the New York Bancorp Merger, receipt of a letter from an independent auditor that the New York Bancorp Merger qualifies for pooling of interests accounting treatment.

     Consummation of the New York Bancorp Merger and the transactions contemplated thereby (including the Subsidiary Bank Merger) is subject to the prior approval or notification requirements of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC"), the Office of Thrift Supervision and the New York State Banking Department. Consummation of the Branford Merger and the transactions contemplated thereby is subject to the prior approval or notification requirements of the Federal Reserve Board, the FDIC and the Connecticut Banking Commissioner. No assurance can be provided, however, as to whether all conditions precedent to the Mergers will be satisfied or waived by the party permitted to do so. The sale of the Capital Securities offered hereby may occur prior to the closing of the Mergers and it is not a condition of such sale that all of the conditions to the Mergers shall have been satisfied or waived prior to such sale. In the event that all of the conditions to either of the Mergers are not satisfied or waived, such Merger will not be completed.

                          PRO FORMA COMBINED SELECTED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following tables set forth certain selected condensed financial information for North Fork, Branford and New York Bancorp on an unaudited pro forma combined basis giving effect to (i) the New York Bancorp Merger, with respect to all periods indicated, as if the New York Bancorp Merger had become effective as of the end of the periods indicated, in the case of the balance sheet information presented, and at the beginning of the periods indicated, in the case of the income statement information presented, and (ii) the Branford Merger, with respect to information as of and for the nine months ended September 30, 1997 and 1996 and as of and for the year ended December 31, 1996, as if such transaction had become effective as of the end of such periods, in the case of balance sheet information presented, and as of the beginning of such periods, in the case of income statement information presented. The pro forma information in the tables assumes that the New York Bancorp Merger is accounted for using the pooling-of-interests method of accounting and the Branford Merger is accounted for using the purchase method of accounting.

     The unaudited pro forma combined selected year-end balance sheet and income statement information reflects information for North Fork and Branford as of and for their annual reporting periods ended December 31 for each of the periods indicated and information for New York Bancorp as of and for its annual reporting period ended September 30 for each of the periods indicated. Financial information for the nine months ended September 30, 1997 and September 30, 1996 combine North Fork, Branford and New York Bancorp with interim results of New York Bancorp presented to coincide with the reporting period for North Fork. Following the New York Bancorp Merger, the combined company's fiscal year, like that of North Fork, will end on December 31. These tables should be read in conjunction with, and are qualified in their entirety by, the historical financial statements, including the notes thereto, of North Fork and New York Bancorp incorporated by reference herein and the more detailed pro forma financial information, including the notes thereto, which include certain pro forma assumptions not included herein, appearing elsewhere in this Prospectus Supplement. Certain New York Bancorp financial information has been reclassified to conform with North Fork. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" in the accompanying Prospectus and "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)".

     The pro forma financial information set forth in the following tables does not reflect merger expenses and restructuring charge anticipated to be incurred in connection with the Mergers, as the case may be, the expected cost savings and revenue enhancement opportunities that could result from the Mergers or any other items of income or expense which may result from the Mergers. The unaudited pro forma combined selected financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations that would have occurred if the Mergers had been consummated on September 30, 1997, or at the beginning of the periods indicated or which may be obtained in the future.

                        NORTH FORK BANCORPORATION, INC.

      PRO FORMA COMBINED SELECTED HISTORICAL FINANCIAL INFORMATION FOR ALL
                                  TRANSACTIONS
                                  (UNAUDITED)
              (in thousands, except ratios and per share amounts)

                                                                NINE MONTHS
                                                            ENDED SEPTEMBER 30,                  YEARS ENDED
                                                          ------------------------   ------------------------------------
                                                             1997          1996         1996         1995         1994
                                                          -----------   ----------   ----------   ----------   ----------
CONSOLIDATED SUMMARY STATEMENTS OF INCOME:
  Interest income.......................................  $   553,386   $  467,120   $  626,495   $  529,464   $  470,592
  Interest expense......................................      249,693      215,038      287,256      242,129      192,524
                                                          -----------   ----------   ----------   ----------   ----------
  Net interest income...................................      303,693      252,082      339,239      287,335      278,068
                                                          -----------   ----------   ----------   ----------   ----------
  Provision for loan losses.............................        6,500        6,525        8,625       13,525        9,475
  Non-interest income...................................       40,096       30,176       40,153       30,470       29,072
  Net securities gains/(losses).........................        4,532        7,080        6,224        5,886       (8,587)
  Other real estate expense.............................          916        1,367        1,448        2,138        5,809
  Merger related restructure charges....................           --           --       21,613       19,024       14,338
  SAIF recapitalization charge..........................           --       17,782       17,782           --           --
  Other non-interest expense............................      134,882      122,970      167,063      140,533      150,183
                                                          -----------   ----------   ----------   ----------   ----------
  Income before income taxes............................      206,023      140,694      169,085      148,471      118,748
  Provision for income taxes............................       79,665       58,209       74,625       69,567       48,242
                                                          -----------   ----------   ----------   ----------   ----------
  Income before cumulative effect of change in
    accounting principle................................      126,358       82,485       94,460       78,904       70,506
  Cumulative effect of change in accounting for income
    taxes...............................................           --           --           --           --        5,685
                                                          -----------   ----------   ----------   ----------   ----------
  Net income............................................  $   126,358   $   82,485   $   94,460   $   78,904   $   76,191
                                                          -----------   ----------   ----------   ----------   ----------
  Weighted average common shares of North Fork
    outstanding.........................................       94,625       93,968       93,990       96,153       94,704
  Common shares of North Fork outstanding at period
    end.................................................       93,592       90,341       92,591       93,508       92,404
CONSOLIDATED PER SHARE DATA APPLICABLE TO
  NORTH FORK COMMON STOCK:
  Net income before cumulative effect of change in
    accounting for income taxes.........................  $      1.34   $      .88   $     1.01   $      .82   $      .74
  Net income............................................         1.34          .88         1.01          .82          .80
  Cash dividends declared...............................          .43          .30          .43          .28          .18
  Stated book value at period-end.......................         7.88         6.86         6.99         6.23         5.71
  Tangible book value at period-end.....................         6.77         5.62         5.80         5.93         5.47
CONSOLIDATED BALANCE SHEET DATA AT PERIOD END:
  Securities:
    Available-for-sale..................................  $ 2,161,179   $1,847,310   $1,311,996   $1,423,865   $  331,377
    Held-to-maturity....................................    1,853,830    1,613,125    1,884,981    1,770,734    2,463,007
    Trading account.....................................           --           --           --        2,003       12,939
  Loans, net of unearned income & fees..................    5,669,804    4,969,102    5,170,626    4,086,497    3,761,979
  Allowance for loan losses.............................       77,046       77,802       77,175       77,899       86,952
  Intangible assets.....................................      104,126      111,971      109,507       27,893       22,208
  Total assets..........................................   10,099,013    8,853,553    8,901,721    7,622,458    6,842,809
  Deposits..............................................    6,321,061    6,338,051    6,360,829    5,504,475    5,345,300
  Federal funds purchased and securities sold under
    agreements to repurchase............................    2,171,355    1,187,865    1,075,487      987,229      491,766
  Other borrowings......................................      500,600      592,088      595,088      457,278      409,006
  Company-obligated mandatorily redeemable capital
    securities of subsidiary trust......................       99,646           --       99,637           --           --
  Stockholders' equity..................................      737,827      619,810      646,810      582,515      527,212
CONSOLIDATED AVERAGE BALANCE SHEET DATA:
  Securities............................................  $ 3,845,378   $3,428,840   $3,381,980   $2,879,863   $2,781,830
  Loans, net of unearned income & fees..................    5,459,984    4,588,465    4,658,481    3,919,342    3,724,486
  Total assets..........................................    9,747,466    8,478,225    8,486,069    7,099,152    6,880,831
  Deposits..............................................    6,341,925    6,237,303    6,283,580    5,402,606    5,403,927
  Federal funds purchased and securities sold under
    agreements to repurchase............................    1,987,390      946,137      939,365      658,050      611,114
  Other borrowings......................................      456,482      566,981      536,740      397,830      289,082
  Stockholders' equity..................................      691,859      621,139      625,893      558,816      503,491

      See "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)".

                        SELECTED FINANCIAL RATIOS(1)(2)

                                  (UNAUDITED)

                                                       NINE MONTHS
                                                     ENDED SEPTEMBER
                                                           30,                       YEARS ENDED
                                                    -----------------       -----------------------------
                                                    1997        1996        1996        1995        1994
                                                    -----       -----       -----       -----       -----
PERFORMANCE RATIOS:
Return on Average Total Assets:
  North Fork.....................................    1.80%       1.42%       1.13%       1.51%       0.97%
  New York Bancorp...............................    1.71        1.16        1.16        0.44        1.35
  North Fork Pro Forma...........................    1.73        1.30        1.11        1.11        1.11
Return on Average Total Stockholders' Equity:
  North Fork.....................................   23.32       18.28       14.48       17.31       12.70
  New York Bancorp...............................   33.21       20.37       20.26        6.81       20.13
  North Fork Pro Forma...........................   24.42       17.74       15.09       14.12       15.13
Total Stockholders' Equity to Total Assets (end
  of period):
  North Fork.....................................    8.14        7.55        7.96        8.71        8.36
  New York Bancorp...............................    5.21        5.17        5.17        5.73        6.63
  North Fork Pro Forma...........................    7.31        7.00        7.27        7.64        7.70
CAPITAL RATIOS:
Tier 1 Risk-Based Capital:
  North Fork.....................................   14.34       11.75       15.12       15.64       14.44
  New York Bancorp...............................   10.76       10.87       10.87       12.11       14.13
  North Fork Pro Forma...........................   13.01       11.34       13.62       14.45       14.33
  Regulatory Minimum Requirement.................    4.00        4.00        4.00        4.00        4.00
Total Risk-Based Capital:
  North Fork.....................................   15.59       13.01       16.38       16.90       15.71
  New York Bancorp...............................   11.94       12.24       12.24       13.02       15.74
  North Fork Pro Forma...........................   14.24       12.62       14.90       15.59       15.72
  Regulatory Minimum Requirement.................    8.00        8.00        8.00        8.00        8.00
Leverage Ratio:
  North Fork.....................................    8.38        6.29        8.61        8.25        7.73
  New York Bancorp...............................    5.18        5.25        5.25        5.76        6.62
  North Fork Pro Forma...........................    7.23        5.95        7.44        7.35        7.32
ASSET QUALITY DATA:
Allowance for Loan Losses to
  Net Loans (end of period):
    North Fork...................................    1.56        1.84        1.70        2.36        2.66
    New York Bancorp.............................    0.92        1.04        1.04        1.26        1.76
    North Fork Pro Forma.........................    1.36        1.57        1.49        1.91        2.31
Allowance for Loan Losses to Nonperforming Loans
  (end of period):
  North Fork.....................................     444         219         265         151         109
  New York Bancorp...............................     107          76          76          70          70
  North Fork Pro Forma...........................     237         145         158         115          94
Nonperforming Assets to Total Assets:
  North Fork.....................................    0.27        0.50        0.39        0.92        1.62
  New York Bancorp...............................    0.58        0.98        0.98        1.18        1.64
  North Fork Pro Forma...........................    0.39        0.69        0.61        1.01        1.63

---------------
(1) Ratios for the years reflect the respective fiscal year end of each of North Fork at December 31 and New York Bancorp at September 30. North Fork Pro Forma combines North Fork and New York Bancorp at their respective year end periods. Ratios for the nine months ended September 30, 1997 and 1996 include New York Bancorp for the nine month period to conform with that of North Fork.

(2) North Fork Pro Forma ratios for the nine months ended September 30, 1997 and 1996 and for the year ended December 31, 1996 have been adjusted to reflect North Fork's pending acquisition of Branford as if it had been consummated as of January 1, 1996 and was accounted for under the purchase method. The accounting for the Branford Merger did not have a material effect on the historical financial results of North Fork as originally reported.

                          PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following pro forma condensed combined financial statements set forth certain selected condensed financial information for North Fork, Branford and New York Bancorp on an unaudited combined basis. The Pro Forma Condensed Combined Balance Sheets give effect to the New York Bancorp Merger and the Branford Merger as if such transactions had become effective as of September 30, 1997. The Pro Forma Condensed Combined Statements of Income give effect to the New York Bancorp Merger and the Branford Merger as if the New York Bancorp Merger had become effective as of the first day of the periods for which information is presented and the Branford Merger had become effective as of January 1,1996. The pro forma information assumes that the New York Bancorp Merger is accounted for using the pooling of interests method of accounting and the Branford Merger is accounted for under the purchase method of accounting (See "NORTH FORK"). New York Bancorp's annual reporting periods are as of and for the year ended September 30, whereas North Fork and Branford utilize a calendar year basis. All consolidated financial results for prior full year periods combine the results of operation of the entities indicated utilizing their respective reporting periods. New York Bancorp financial results for the nine months ended September 30, 1997 have been conformed to the calendar year reporting period of North Fork and Branford. These statements should be read in conjunction with, and are qualified in their entirety by, the historical financial statements, including the notes thereto, of North Fork and New York Bancorp incorporated by reference herein. See "INFORMATION OF CERTAIN DOCUMENTS BY REFERENCE" in the accompanying Prospectus.

     The pro forma condensed combined financial statements do not give effect to the anticipated cost savings and revenue enhancement opportunities, or the merger expenses and restructuring charge anticipated to be incurred, that could result from the New York Bancorp Merger (see "THE MERGERS -- Operations Following the Mergers") or the Branford Merger (see "NORTH FORK"), and do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that would have occurred had the relevant transaction(s) been consummated on September 30, 1997 or at the beginning of the periods indicated.

            NORTH FORK BANCORPORATION, INC. -- NEW YORK BANCORP INC.
                      COMBINED WITH BRANFORD SAVINGS BANK

                  PRO FORMA CONDENSED COMBINED BALANCE SHEETS
                                  (UNAUDITED)
                               SEPTEMBER 30, 1997
                             (Dollars in thousands)

                                                                                                                         ALL
                                                                            NORTH FORK/                                COMBINED
                                                         PRO FORMA           BRANFORD     NEW YORK    PRO FORMA      TRANSACTIONS
                                  NORTH FORK  BRANFORD  ADJUSTMENTS          PRO FORMA    BANCORP    ADJUSTMENTS      PRO FORMA
                                  ----------  --------  -----------         -----------  ----------  -----------     ------------
ASSETS
Cash & Due from Banks............ $ 106,760   $ 4,237     $(2,710)(1)       $  108,287   $   26,305          --      $   134,592
Federal Funds Sold...............    35,000     9,875          --               44,875           --          --           44,875
Securities:
 Available-for-Sale.............. 1,633,737     5,132          --            1,638,869      495,910   $  26,400(4)     2,161,179
 Held-to-Maturity................ 1,166,329    42,661          --            1,208,990      644,840          --        1,853,830
                                  ----------  --------   --------           ----------   ----------    --------      -----------
 Total Securities................ 2,800,066    47,793           0            2,847,859    1,140,750      26,400        4,015,009
                                  ----------  --------   --------           ----------   ----------    --------      -----------
Loans, net of Unearned Income &
 Fees............................ 3,509,722   120,971          --            3,630,693    2,039,111          --        5,669,804
 Allowance for Loan Losses.......    54,611     3,740          --               58,351       18,695          --           77,046
                                  ----------  --------   --------           ----------   ----------    --------      -----------
 Net Loans....................... 3,455,111   117,231           0            3,572,342    2,020,416           0        5,592,758
                                  ----------  --------   --------           ----------   ----------    --------      -----------
Premises & Equipment, Net........    63,717     1,893          --               65,610       12,711          --           78,321
Accrued Interest Receivable......    45,649     1,272          --               46,921       21,590          --           68,511
Intangibles......................    76,692        --      27,434(1)(2)(3)     104,126           --          --          104,126
Other Real Estate................     5,499       110          --                5,609        1,363          --            6,972
Other Assets.....................    27,126       457       2,052(3)            29,635       21,065       3,149(5)        53,849
                                  ----------  --------   --------           ----------   ----------    --------      -----------
   Total Assets.................. $6,615,620  $182,868    $26,776           $6,825,264   $3,244,200   $  29,549      $10,099,013
                                  ==========  ========   ========           ==========   ==========    ========      ===========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Demand Deposits.................. $ 836,020   $10,753          --           $  846,773   $   42,808          --      $   889,581
Savings N.O.W. & Money Market
 Deposits........................ 1,895,804    62,749          --            1,958,553    1,000,873          --        2,959,426
Time Deposits.................... 1,726,825    88,162          --            1,814,987      657,067          --        2,472,054
                                  ----------  --------   --------           ----------   ----------    --------      -----------
   Total Deposits................ 4,458,649   161,664           0            4,620,313    1,700,748           0        6,321,061
                                  ----------  --------   --------           ----------   ----------    --------      -----------
Federal Funds Purchased &
 Securities Sold under Agreements
 to Repurchase................... 1,331,024        --          --            1,331,024      840,331          --        2,171,335
Other Borrowings.................    85,000     2,000          --               87,000      413,600          --          500,600
Accrued Expenses & Other
 Liabilities.....................   103,020     1,592       5,878(3)           110,490      120,458      37,576(5)       268,524
                                  ----------  --------   --------           ----------   ----------    --------      -----------
   Total Liabilities............. $5,977,693  $165,256    $ 5,878           $6,148,827   $3,075,137   $  37,576      $ 9,261,540
                                  ----------  --------   --------           ----------   ----------    --------      -----------
Company-Obligated Mandatorily
 Redeemable Capital Securities of
 Subsidiary Trust................    99,646        --          --               99,646           --          --           99,646
STOCKHOLDERS' EQUITY
Preferred Stock..................        --        --          --                   --           --          --               --
Common Stock.....................   165,111     1,557       1,652(1)           168,320          295      65,508(4)       234,123
Additional Paid in Capital.......   109,640    31,227       4,074(1)           144,941       66,495    (120,200)(4)       91,236
Retained Earnings................   263,931   (15,185)     15,185(1)           263,931      181,851     (34,427)(5)      411,355
Unrealized Gain on Securities
 Available-for-Sale, net of
 taxes...........................    13,476        13         (13)(1)           13,476        1,514          --           14,990
Deferred Compensation............   (13,009)       --          --              (13,009)          --          --          (13,009)
Treasury Stock...................      (868)       --          --                 (868)     (81,092)     81,092(4)          (868)
                                  ----------  --------   --------           ----------   ----------    --------      -----------
   Total Stockholders' Equity....   538,281    17,612      20,898              576,791      169,063      (8,027)         737,827
                                  ----------  --------   --------           ----------   ----------    --------      -----------
   Total Liabilities and
     Stockholders' Equity........ $6,615,620  $182,868    $26,776           $6,825,264   $3,244,200   $  29,549      $10,099,013
                                  ==========  ========   ========           ==========   ==========    ========      ===========

SELECTED CAPITAL RATIOS:

                                                                                                 ALL COMBINED
                                                                                     NEW YORK    TRANSACTIONS
                                                                       NORTH FORK    BANCORP      PRO FORMA
                                                                       ----------    --------    ------------
Tier 1 Capital Ratio................................................      14.34%       10.76%        13.01%
Risk Adjusted Capital Ratio.........................................      15.59%       11.94%        14.24%
Leverage Ratio......................................................       8.38%        5.18%         7.23%

 See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."

            NORTH FORK BANCORPORATION, INC. -- NEW YORK BANCORP INC.
                      COMBINED WITH BRANFORD SAVINGS BANK

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                    (in thousands, except per share amounts)

                                                                                                        ALL COMBINED
                                                                   PRO FORMA    NORTH FORK   NEW YORK   TRANSACTIONS
                                          NORTH FORK   BRANFORD   ADJUSTMENTS   PRO FORMA    BANCORP     PRO FORMA
                                          ----------   --------   -----------   ----------   --------   ------------
Interest Income.........................   $359,458    $10,496                   $369,954    $183,432     $553,386
Interest Expense........................    151,977      4,621                    156,598     93,095       249,693
                                            -------    -------     --------      --------    --------     --------
    Net Interest Income.................    207,481      5,875           --       213,356     90,337       303,693
Provision for Loan Losses...............      4,500        200                      4,700      1,800         6,500
                                            -------    -------     --------      --------    --------     --------
    Net Interest Income after Provision
      for Loan Losses...................    202,981      5,675           --       208,656     88,537       297,193
Non-Interest Income.....................     26,032        418                     26,450     13,646        40,096
Net Securities Gains....................      2,273                                 2,273      2,259         4,532
Other Real Estate Expense...............        163         98                        261        655           916
Non-Interest Expense....................     91,174      4,446        1,372(2)     96,992     37,890       134,882
                                            -------    -------     --------      --------    --------     --------
    Income before Income Taxes..........    139,949      1,549       (1,372)      140,126     65,897       206,023
Provision for Income Taxes..............     54,670         45           --        54,715     24,950        79,665
                                            -------    -------     --------      --------    --------     --------
    Net Income..........................   $ 85,279    $ 1,504      $(1,372)     $ 85,411    $40,947      $126,358
                                            =======    =======     ========      ========    ========     ========
Pro Forma Weighted Average Shares
  Outstanding(6)........................     66,215      7,005           --        67,499     22,795        94,625
Earnings Per Share......................   $   1.29    $  0.21           --      $   1.27    $  1.80      $   1.34

 See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."

            NORTH FORK BANCORPORATION, INC. -- NEW YORK BANCORP INC.
                      COMBINED WITH BRANFORD SAVINGS BANK

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)
      FOR THE YEAR ENDED DECEMBER 31, 1996 FOR NORTH FORK AND BRANFORD AND
                    SEPTEMBER 30, 1996 FOR NEW YORK BANCORP
                    (in thousands, except per share amounts)

                                                                                                        ALL COMBINED
                                                                   PRO FORMA    NORTH FORK   NEW YORK   TRANSACTIONS
                                          NORTH FORK   BRANFORD   ADJUSTMENTS   PRO FORMA    BANCORP     PRO FORMA
                                          ----------   --------   -----------   ----------   --------   ------------
Interest Income.........................   $405,307    $13,697                   $419,004    $207,491     $626,495
Interest Expense........................    174,361      6,149                    180,510    106,746       287,256
                                            -------    -------     --------      --------    --------     --------
    Net Interest Income.................    230,946      7,548           --       238,494    100,745       339,239
Provision for Loan Losses...............      6,800        625                      7,425      1,200         8,625
                                            -------    -------     --------      --------    --------     --------
    Net Interest Income after Provision
      for Loan Losses...................    224,146      6,923           --       231,069     99,545       330,614
Non-Interest Income.....................     29,245        587                     29,832     10,321        40,153
Net Securities Gains....................      1,878         --                      1,878      4,346         6,224
Other Real Estate Expense...............        753        232                        985        463         1,448
SAIF Recapitalization Charge............      8,350         --                      8,350      9,432        17,782
Merger Related Restructure Charge.......     21,613         --                     21,613         --        21,613
Non-Interest Expense....................    112,281      5,418        1,829(2)    119,528     47,535       167,063
                                            -------    -------     --------      --------    --------     --------
    Income before Income Taxes..........    112,272      1,860       (1,829)      112,303     56,782       169,085
Provision for Income Taxes..............     49,830         19           --        49,849     24,776        74,625
                                            -------    -------     --------      --------    --------     --------
    Net Income..........................   $ 62,442    $ 1,841      $(1,829)     $ 62,454    $32,006      $ 94,460
                                            =======    =======     ========      ========    ========     ========
Pro Forma Weighted Average Shares
  Outstanding(6)........................     64,278      6,898           --        65,562     23,889        93,990
Earnings Per Share......................   $   0.97    $  0.27           --      $   0.95    $  1.34      $   1.01

 See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."

            NORTH FORK BANCORPORATION, INC. -- NEW YORK BANCORP INC.

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)
 FOR THE YEAR ENDED DECEMBER 31, 1995 FOR NORTH FORK AND SEPTEMBER 30, 1995 FOR
                                NEW YORK BANCORP
                    (in thousands, except per share amounts)

                                                                                                           NORTH
                                                                                            NEW YORK       FORK
                                                                             NORTH FORK     BANCORP      PRO FORMA
                                                                             ----------     --------     ---------
Interest Income............................................................   $ 332,492     $196,972     $ 529,464
Interest Expense...........................................................     140,399      101,730       242,129
                                                                               --------     --------      --------
  Net Interest Income......................................................     192,093       95,242       287,335
Provision for Loan Losses..................................................      11,825        1,700        13,525
                                                                               --------     --------      --------
  Net Interest Income after Provision for Loan Losses......................     180,268       93,542       273,810
Non-Interest Income........................................................      23,010        7,460        30,470
Net Securities Gains/(Losses)..............................................       6,734         (848)        5,886
Other Real Estate Expense..................................................       1,255          883         2,138
Merger Related Restructure Charge..........................................          --       19,024        19,024
Non-Interest Expense.......................................................      91,565       48,968       140,533
                                                                               --------     --------      --------
  Income before Income Taxes...............................................     117,192       31,279       148,471
Provision for Income Taxes.................................................      49,850       19,717        69,567
                                                                               --------     --------      --------
  Net Income...............................................................   $  67,342     $ 11,562     $  78,904
                                                                               ========     ========      ========
Pro Forma Weighted Average Shares Outstanding(6)...........................      64,432       26,656        96,153
Earnings Per Share.........................................................   $    1.05     $   0.43     $    0.82

---------------

See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."

            NORTH FORK BANCORPORATION, INC. -- NEW YORK BANCORP INC.

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                                  (UNAUDITED)
 FOR THE YEAR ENDED DECEMBER 31, 1994 FOR NORTH FORK AND SEPTEMBER 30, 1994 FOR
                                NEW YORK BANCORP
                    (in thousands, except per share amounts)

                                                                                                           NORTH
                                                                                            NEW YORK       FORK
                                                                             NORTH FORK     BANCORP      PRO FORMA
                                                                             ----------     --------     ---------
Interest Income............................................................   $ 295,062     $175,530     $ 470,592
Interest Expense...........................................................     112,576       79,948       192,524
                                                                               --------     --------      --------
  Net Interest Income......................................................     182,486       95,582       278,068
Provision for Loan Losses..................................................       6,825        2,650         9,475
                                                                               --------     --------      --------
  Net Interest Income after Provision for Loan Losses......................     175,661       92,932       268,593
Non-Interest Income........................................................      21,674        7,398        29,072
Net Security (Losses)/Gains................................................      (9,189)         602        (8,587)
Other Real Estate Expense..................................................       4,929          880         5,809
Merger Related Restructure Charge..........................................      14,338           --        14,338
Non-Interest Expense.......................................................      99,338       50,845       150,183
                                                                               --------     --------      --------
  Income before Income Taxes...............................................      69,541       49,207       118,748
Provision for Income Taxes.................................................      26,502       21,740        48,242
                                                                               --------     --------      --------
  Income before Cumulative Effect of Accounting Changes....................   $  43,039     $ 27,467     $  70,506
                                                                               ========     ========      ========
Pro Forma Weighted Average Shares Outstanding(6)...........................      62,312       27,220        94,704
Earnings Per Share before Cumulative Effect of Accounting Changes..........   $    0.69     $   1.01     $    0.74

---------------

See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."

                      NORTH FORK BANCORPORATION, INC. AND
                             NEW YORK BANCORP INC.

                     NOTES TO PRO FORMA CONDENSED COMBINED
                        FINANCIAL STATEMENTS (UNAUDITED)

(1) Reflects the issuance of 1,283,674 shares of North Fork common stock utilizing an assumed Exchange Ratio of 0.1957 shares of North Fork common stock for each share of Branford Voting Common Stock and Branford Non-Voting Common Stock outstanding at September 30, 1997 (5,179,863 shares and 1,379,533 shares, respectively), and a cash payment to the holder of all outstanding Branford Warrants (who has exercised a cash election right) of $2,709,700 representing the excess of the market price as of October 22, 1997 of shares of North Fork common stock that such holder would receive in the Branford Merger if Branford Warrants were exercised immediately prior to the consummation, over the total exercise price of the Branford Warrants.

(2) Reflects the excess of the Branford Merger consideration over the fair value of the net assets acquired, as follows:

                                                                        (IN THOUSANDS)
        North Fork common stock (1,283,674 shares at $30.00 per
          share)......................................................     $ 38,510
        Cash payments for the Branford Warrants.......................        2,710
        Transaction Cost, net of taxes................................        3,826
                                                                            -------
        Total consideration...........................................     $ 45,046
        Branford stockholders' equity at September 30, 1997...........      (17,612)
                                                                            -------
        Intangible assets.............................................     $ 27,434
                                                                            =======

     The intangible assets will be amortized utilizing the straight line method over a fifteen year period. Included in non-interest expense for the nine month period ended September 30, 1997 and for the year ended December 31, 1996 is $1,372,000 and $1,829,000, respectively, of intangible amortization expense.

(3) Transaction Costs of approximately $3.8 million, net of taxes, will be incurred upon consummation of the Branford Merger and will be accounted for as part of the purchase price for financial reporting purposes. A summary of the estimated transaction costs are as follows:

                                 TYPE OF COST                           EXPECTED COSTS
        --------------------------------------------------------------  --------------
                                                                        (IN THOUSANDS)
        Professional Fees.............................................     $  1,747
        Merger Related Compensation and Severance Costs...............        1,792
        Facility and System Costs.....................................          859
        Other Merger Related Costs....................................        1,480
                                                                            -------
        Total Pre-Tax Transaction Costs...............................        5,878
        Less: Related Tax Benefit.....................................       (2,052)
                                                                            -------
        Total Transaction Costs, after taxes..........................     $  3,826
                                                                            =======

     Refinements to the foregoing estimates may occur subsequent to the completion of the Branford Merger.

(4) Pro forma adjustments to common stock and additional paid-in capital, at September 30, 1997, reflect the New York Bancorp Merger accounted for as a pooling-of-interests through: (a) the reissuance of 800,000 shares of New York Bancorp common stock from New York Bancorp's treasury, with an average cost basis of $9.92, at $33.00 per share (which approximated the market price of the New York Bancorp common stock on or about October 22, 1997), with transaction proceeds of $26.4 million assumed to be reinvested in securities available-for-sale; (b) the retirement of the remaining 7,374,522 shares of New York Bancorp common stock held in treasury, with an average cost basis of $9.92, as of September 30, 1997 and (c) the exchange of

    26,321,186 shares of North Fork common stock at September 30, 1997 (using the Exchange Ratio of 1.19) for the 22,118,644 adjusted outstanding shares of New York Bancorp common stock.

(5) The pro forma condensed combined balance sheet reflects a non-recurring merger and restructuring charge of approximately $34.4 million, net of taxes, which will be recognized upon consummation of the New York Bancorp Merger. Such charge will reduce earnings per share for the period in which such charge is recognized by approximately $.36 (based on pro forma weighted average shares outstanding of 94,624,522 on September 30, 1997). A summary of the estimated merger and restructuring charges are as follows:

                                 TYPE OF COST                           EXPECTED COSTS
        --------------------------------------------------------------  --------------
                                                                        (IN THOUSANDS)
        Merger Expense................................................     $  9,700
        Restructuring Charge:
          Merger Related Compensation And Severance Costs.............       15,172
          Facility and System Costs...................................       11,814
          Other Merger Related Costs..................................          890
                                                                           --------
        Total Pre-Tax Merger and Restructuring Charge.................       37,576
        Add: State and Local Tax Bad Debt Recapture, Net of Federal
              Benefit.................................................        9,000
        Less: Related Tax Benefit.....................................      (12,149)
                                                                           --------
        Total After-Tax Merger and Restructuring Charge...............     $ 34,427
                                                                           ========

     Merger expenses consist primarily of investment banking, legal and other professional fees, and expenses associated with shareholder notification. Restructure related compensation and severance costs consist primarily of employee severance, compensation arrangements, transitional staffing and the related employee benefit expenses. Facility and system costs consist primarily of lease termination charges and equipment write-offs resulting from the consolidation of overlapping branch locations and duplicate headquarters and operational facilities. Also reflected are the costs associated with the cancellation of certain data and item processing contracts and the deconversion of existing New York Bancorp computer systems.

     The effect of the proposed charge has been reflected in the pro forma condensed combined balance sheet as of September 30, 1997; however, since this charge is non-recurring, it has not been reflected in the pro forma combined statements of income. Although no assurance can be given, North Fork expects that cost savings will be achieved at an annual rate of approximately $25 million on a pre-tax basis by the end of 1998 as a result of steps to be taken to integrate operations and to achieve efficiencies in certain combined lines of business. These anticipated merger cost savings were determined based upon preliminary estimates provided by the management of North Fork. The pro forma financial information does not give effect to these expected cost savings, nor does it include any estimates of revenue enhancements that could be realized with the New York Bancorp Merger.

(6) The pro forma weighted average shares outstanding for the nine month periods ended September 30, 1997 and for the year ended 1996 reflect the assumed issuance of 0.1957 shares of North Fork common stock for each voting and non-voting share average equivalent of Branford common stock outstanding during such periods (all Branford warrants having been retired under the cash election), and the pro forma weighted average shares outstanding for all periods presented reflect the assumed issuance of 1.19 shares of North Fork common stock for each average equivalent share of New York Bancorp common stock outstanding during such periods.

(7) North Fork is currently reviewing the investment securities portfolios of New York Bancorp to determine the classification of such securities as either available-for-sale or held-to-maturity in connection with North Fork's existing interest-rate risk position. As a result of this review, certain reclassifications of New York Bancorp's investment securities may result. No adjustments have been made to either the available-for-sale or the held-to-maturity portfolios in the accompanying pro forma condensed combined balance sheet to reflect any such reclassification as a final determination has not been made with respect to such matters. Any such reclassification will be accounted for in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that securities transferred from held-to-maturity to available-for-sale to be transferred at fair value with any unrealized gain or loss, net of taxes, at the date of transfer recognized as a separate component of stockholders' equity.

(8) The pro forma financial information presented has been prepared in conformity with generally accepted accounting principles and prevailing practices within the financial services industry. In accounting for the Merger, under generally accepted accounting principles ("GAAP"), the assets and liabilities of New York Bancorp will be combined with those of North Fork at book value. In addition, the statements of income for New York Bancorp will be combined with North Fork as of the earliest period presented. Certain reclassifications have been included in the pro forma financial statements to conform to North Fork's presentation. North Fork utilizes a fiscal year which ends on December 31 for reporting purposes, whereas New York Bancorp uses a fiscal year which ends on September 30 for such purposes. The unaudited condensed combined statements of income for 1996, 1995 and 1994 combine North Fork and New York Bancorp at their respective year-end periods. The unaudited condensed combined statements of income for the nine month periods ended September 30, 1997 and 1996 include New York Bancorp for the nine months then ended to conform with the reporting periods of North Fork. Summary unaudited operating results for the three months ended December 31, 1996 and 1995, have not been included in the unaudited pro forma condensed combined financial statements and are presented in the following table:

                                                                THREE MONTHS ENDED
                                                                   DECEMBER 31,
                                                               ---------------------
                                                                1996          1995
                                                               -------       -------
                                                                    (UNAUDITED)
                                                               (IN THOUSANDS, EXCEPT
                                                                PER SHARE AMOUNTS)
        Interest Income....................................    $55,417       $50,659
        Interest expense...................................     27,538        26,991
        Net interest income................................     27,879        23,668
        Net income.........................................     10,264         7,828
        Earnings per share.................................      $0.45         $0.32

                                 CAPITALIZATION

     The following table sets forth (i) the consolidated capitalization of North Fork at September 30, 1997, (ii) as adjusted to give effect to the Mergers and assumptions set forth in the notes to the "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)" and (iii) as further adjusted for the offering of the Capital Securities. This table is based on, and is qualified in its entirety by, the historical consolidated financial statements of North Fork, New York Bancorp and Branford, including the related notes thereto, which are included in documents incorporated by reference in the accompanying Prospectus, and should be read in conjunction therewith.

                                                                       AS ADJUSTED FOR
                                                                -----------------------------
                                                                                 CAPITAL
                                                                                SECURITIES
                                                                                 ISSUANCE
                                                    ACTUAL       MERGERS       AND MERGERS
                                                   --------     ----------   ----------------
                                                   (Dollars in thousands)
Senior Note Payable..............................  $ 25,000      $ 25,000        $ 25,000
Other Borrowings -- Long-Term....................    10,000       122,600         122,600
                                                   --------     ----------   ----------------
          Total Long Term Borrowings.............  $ 35,000      $147,600        $147,600
                                                   =========    ==========   ================
Company-Obligated Mandatorily Redeemable Capital
  Securities of Subsidiary Trusts(1).............  $ 99,646      $ 99,646        $199,260
                                                   =========    ==========   ================
Stockholders' Equity
  Preferred Stock, $1.00 par value; authorized
     10,000,000 shares; none issued..............        --            --              --
  Common Stock, $2.50 par value; authorized
     200,000,000 shares, issued 66,044,201 shares
     (93,649,061 shares, as adjusted)............  $165,111      $234,123        $234,123
Additional paid in capital.......................   109,640        91,236          91,236
Retained Earnings................................   263,931       411,355         411,355
Unrealized Gain on Securities
  Available-for-Sale, net of taxes...............    13,476        14,990          14,990
Deferred Compensation............................   (13,009)      (13,009)        (13,009)
Treasury Stock at cost, 57,268 shares............      (868)         (868)           (868)
                                                   --------     ----------   ----------------
          Total Stockholders' Equity.............  $538,281      $737,827        $737,827
                                                   =========    ==========   ================
Capital Ratios
  Equity/Assets..................................      8.14%         7.31%           7.23%
  Tier 1 Capital Ratios(2).......................     14.34         13.01           14.77
  Risk Adjusted Capital Ratios(2)................     15.59         14.24           15.98
  Leverage Ratio.................................      8.38          7.23            8.24

---------------
(1) The "Company-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trusts" reflects the Capital Securities of North Fork Capital Trust I and the Trust at their issue prices. As described herein, the sole assets of each of such trusts will be approximately $103.1 million of junior subordinated debt securities (including the amounts attributable to the issuance of the common securities of each trust), which will mature on December 15, 2026 in the case of North Fork Capital Trust I and December 15, 2027 in the case of the Trust. The Corporation owns all of the common securities of each trust. It is anticipated that the Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934.

(2) Assumes the proceeds from the issuance of capital securities of both trusts are invested in mortgage-backed securities which have a twenty percent risk weight.

     For additional information relating to the pro forma adjustments contained herein, see the notes accompanying the "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."

                              ACCOUNTING TREATMENT

     The financial statements of the Trust will be consolidated into the Corporation's consolidated financial statements, with the Capital Securities treated as minority interest and shown in the Corporation's consolidated balance sheet as "Company-Obligated Mandatorily Redeemable Securities of Subsidiary Trust." The financial statement footnotes of the Corporation will reflect that the sole asset of the Trust will be approximately $103.1 million principal amount of the Junior Subordinated Debt Securities, bearing interest at 8.00% and maturing on December 15, 2027. All future reports filed by the Corporation under the Exchange Act will present information regarding the Trust and other similar trusts in the manner described above.

                       DESCRIPTION OF CAPITAL SECURITIES

     Pursuant to the terms of the Declaration, the Issuer Trustees on behalf of the Trust will issue the Capital Securities and the Common Securities. The Capital Securities will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "-- Subordination of Common Securities." The Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The form of the Declaration has been filed as an exhibit to the Registration Statement of which the accompanying Prospectus forms a part.

GENERAL

     The Capital Securities will be limited to $100 million aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Junior Subordinated Debt Securities will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee Agreement executed by the Corporation for the benefit of the holders of the Capital Securities (the "Guarantee Agreement") will provide for the Guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

     The Capital Securities represent beneficial ownership interests in the Trust, and Distributions on each Capital Security will be payable at the annual rate of 8.00% of the stated Liquidation Amount of $1,000, and will be payable semi-annually in arrears on June 15 and December 15 of each year to the holders of the Capital Securities at the close of business on the June 1 or December 1 (each, a "record date"), as the case may be, next preceding the relevant Distribution Date (as defined herein). Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Capital Securities will be June 15, 1998. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect to any such delay) with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such election, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 8.00% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of, the Corporation (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities, or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Risk Factors -- Option to Extend Interest Payment Date; Tax Consequences; Market Price Consequences," "Description of Junior Subordinated Debt Securities -- Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Corporation has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debt Securities.

     The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Subordinated Debt Securities --

General." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "Description of Guarantee."

MANDATORY REDEMPTION

     Upon the repayment in full at the Stated Maturity or a redemption at any time in whole or in part of the Junior Subordinated Debt Securities (other than following the distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debt Securities at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued but unpaid interest on, the Junior Subordinated Debt Securities), (ii) in the case of the redemption of the Junior Subordinated Debt Securities prior to December 15, 2007 in connection with the occurrence of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price (as defined under "Description of Junior Subordinated Debt Securities -- Special Event Prepayment")) or (iii) in the case of the optional redemption of the Junior Subordinated Debt Securities on or after December 15, 2007, the Optional Redemption Price (equal to the Optional Prepayment Price (as defined under "Description of Junior Subordinated Debt Securities -- Optional Redemption"). If less than all of the Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

     Redemption of the Junior Subordinated Debt Securities prior to Stated Maturity may be subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debt Securities the Additional Sums.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES

     Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debt Securities. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such applicable Redemption Price. See also "-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, with respect to the Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See "-- Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, if any, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See
"-- Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debt Securities, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Corporation will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust; provided, however, that following such distribution of the Junior Subordinated Debt Securities, the Corporation agrees to use its best efforts to maintain any ratings of such Junior Subordinated Debt Securities by any nationally recognized rating agency for so long as any such Junior Subordinated Debt Securities are outstanding. Such right is subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

     Upon liquidation of the Trust and certain other events, the Junior Subordinated Debt Securities may be distributed to holders of the Capital Securities. Under current United States federal income tax law, if the Trust's characterization as a grantor Trust is respected, or the Trust is treated as a partnership for United States federal income tax purposes, then a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. In the unlikely event that the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debt Securities may constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Tax Consequences -- Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Depositor);

(iii) redemption of all of the Trust Securities as described under " -- Mandatory Redemption" above; (iv) expiration of the term of the Trust; and
(v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii), (iv) or
(v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debt Securities, unless such distribution would not be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities." If an early termination occurs as described in clause (v) above, the Junior Subordinated Debt Securities will be subject to optional redemption in whole (but not in part).

     "Like Amount" means (i) with respect to a redemption of Capital Securities, Capital Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Capital Securities and (ii) with respect to a distribution of Junior Subordinated Debt Securities to holders of Capital Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debt Securities are distributed.

     If the Corporation elects not to redeem the Junior Subordinated Debt Securities prior to maturity and the Trust is not liquidated and the Junior Subordinated Debt Securities are not distributed to holders of the Trust Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debt Securities at the Stated Maturity.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debt Securities to holders of the Trust Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of such Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Capital Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debt Securities.

     There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata to the holders of Capital Securities and Common Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default or an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on, all of the outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debt Securities -- Debenture Events of Default"); or

          (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default or an Event of Default under the Declaration has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described above. See "-- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and
"-- Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Corporation, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debt Securities, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and
(viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debt Securities are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Indenture, the Corporation, as borrower, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the Liquidation Amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Capital Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Corporation under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Corporation directly against the Corporation, and the Corporation has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Corporation. The Corporation has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     The Capital Securities will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Transfer of beneficial interests in the Global Capital Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time.

Depositary Procedures

     DTC has advised the Trust and the Corporation as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Underwriters with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC, if they are Participants in DTC, or indirectly through organizations which are Participants in such system. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT BE ENTITLED TO HAVE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE DECLARATION FOR ANY PURPOSE.

     Payments in respect of the Global Capital Securities registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Declaration by wire transfer in immediately available funds on each interest payment date. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the Global Capital Securities, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities represented by Global Capital Securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

     Interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities (including, without limitation, the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Capital Securities represented by the Global Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

     So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Securities for all purposes under the Declaration.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

     A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is no longer willing or able to properly discharge its responsibilities with respect to the Capital Securities and the Corporation is unable to locate a qualified successor, or (y) has ceased to be a "clearing agency" registered under the Exchange Act; (ii) the Corporation at its option elects to terminate the book-entry system through DTC; or (iii) there shall have occurred and be continuing a Debenture Event of Default. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Capital Securities upon request by DTC, but only upon at least 20 days prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, if any, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent. Bankers Trust Company has informed the Trust that so long as it serves as Paying Agent for the Capital Securities, it anticipates that information regarding Distributions on the Capital Securities, including payment date, record date and redemption information, will be made available through Bankers Trust Company at 1-800-735-7777.

REGISTRAR AND TRANSFER AGENT

     The Property Trustee will act as registrar and transfer agent for the Capital Securities.

     Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, and so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The Junior Subordinated Debt Securities are to be issued as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. The Indenture was filed as an exhibit to the Registration Statement on Form S-4 (File No. 333-24419) filed by the Corporation with the Commission on April 2, 1997.

GENERAL

     Concurrently with the issuance of the Trust Securities, the Trust will invest the proceeds thereof in Junior Subordinated Debt Securities issued by the Corporation. The Junior Subordinated Debt Securities will bear interest at the annual rate of 8.00% of the principal amount thereof, payable semi-annually in arrears on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing June 15, 1998, to the person in whose name each Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation of the Trust, each Junior Subordinated Debt Security will be held by the Trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.00% thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

     The Junior Subordinated Debt Securities will be issued as a series of Junior Subordinated Debt Securities under the Indenture. Unless previously redeemed or repurchased, the Junior Subordinated Debt Securities will mature on December 15, 2027.

     The Junior Subordinated Debt Securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination."

     The Junior Subordinated Debt Securities will rank pari passu with all Other Debentures issued under the Indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See "-- Subordination." The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its present and future banking and non-banking affiliates. The Corporation's bank subsidiaries are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from such banks unless the loans are secured by various types of collateral. In addition, payment of dividends to the Corporation by a bank subsidiary is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. On December 31, 1996, the Corporation issued $103.1 million of junior subordinated debt securities pursuant to the Indenture. Additional series of Other Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or an authorized committee thereof.

DENOMINATIONS, REGISTRATION AND TRANSFER

     The Junior Subordinated Debt Securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the Trust Securities. Until such time, the Junior Subordinated Debt Securities will be registered in the name of the Trust and held by the Property Trustee. Should the Junior Subordinated Debt Securities be distributed to holders of the Trust Securities, beneficial interests in the Junior Subordinated Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below, Junior Subordinated Debt Securities in certificated form will not be issued in exchange for global certificates.

     A global security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

     Payments on Junior Subordinated Debt Securities represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable, and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debt Securities are issued in certificated form, the record dates for payment of interest will be the 1st day of the last month of each semi-annual period.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer." If the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Capital Securities as described under "Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the Junior Subordinated Debt Securities mutatis mutandis.

PAYMENT AND PAYING AGENTS

     Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debt Securities will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (except in the case of Junior Subordinated Debt Securities in global form), (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debt Securities or (ii) by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debt Security will be made to the person in whose name such Junior Subordinated Debt Security is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the Junior Subordinated Debt Securities.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 8.00%, compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debt Securities (and holders of the Capital Securities while Capital Securities are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities or
(iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities),
(e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 8.00%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or
(ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

OPTIONAL REDEMPTION

     The Junior Subordinated Debt Securities will be redeemable, in whole or in part, at the option of the Corporation at any time prior to Stated Maturity and on or after December 15, 2007, subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a redemption price (the "Optional Prepayment Price") equal to the following prices, expressed in percentages of the principal amount of the Junior Subordinated Debt Securities plus accrued but unpaid interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning December 15:

                                      YEAR                                     PERCENTAGE
    -------------------------------------------------------------------------  ----------
    2007.....................................................................   103.8070
    2008.....................................................................   103.4263
    2009.....................................................................   103.0456
    2010.....................................................................   102.6649
    2011.....................................................................   102.2842
    2012.....................................................................   101.9035
    2013.....................................................................   101.5228
    2014.....................................................................   101.1421
    2015.....................................................................   100.7614
    2016.....................................................................   100.3807

and at 100% on or after December 15, 2017.

SPECIAL EVENT PREPAYMENT

     If a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the Junior Subordinated Debt Securities prior to December 15, 2007 and within 90 days after the occurrence of such Special Event, in whole, but not in part, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debt Securities or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Junior Subordinated Debt Securities on December 15, 2007, together with scheduled payments of interest accruing from the prepayment date to December 15, 2007 (the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

     "Special Event" means a Tax Event or a Regulatory Capital Event.

     "Tax Event" means the receipt by the Corporation of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, (ii) interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debt Securities in connection with the liquidation of the Trust by the Corporation and the treatment thereafter of the Junior Subordinated Debt Securities as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 1.25% if such prepayment date occurs on or prior to December 15, 1998 and (b) 0.50% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Junior Subordinated Debt Securities to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life of the Junior Subordinated Debt Securities. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 15, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Comparable Treasury Price" means, with respect to any prepayment date, (a) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Quotation Agent" means the Reference Treasury Dealer set forth in clause
(i) below. "Reference Treasury Dealer" means: (i) Salomon Brothers Inc and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer; or (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debt Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Special Event Prepayment Price, on and after the prepayment date interest ceases to accrue on the Junior Subordinated Debt Securities.

ADDITIONAL SUMS

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debt Securities such amounts as shall be required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges. The Corporation has covenanted in the Indenture that, if and so long as
(i) the Trust is the holder of all Junior Subordinated Debt Securities and (ii) a Tax Event in respect of the Trust has occurred and is continuing, the Corporation will pay Additional Sums (as defined under "Description of Capital Securities -- Mandatory Redemption") to the Trust.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior in interest to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (i) there shall have occurred a Debenture Event of Default, (ii) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debt Securities, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debt Securities or the holders of the Capital Securities so long as they remain outstanding) and maintaining the qualification of the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Junior Subordinated Debt Securities, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debt Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debt Securities, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Indenture.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Indenture for the purpose of creating any Other Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default":

          (i) failure for 30 days to pay any interest on the Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debt Securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation; or

          (v) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holder of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. Should the holders of such Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debt Securities unless there shall have been an Event of Default under the Declaration. See "Description of Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debt Securities issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) such transaction is permitted under the Declaration and the Guarantee and does not give rise to any breach or violation of the Declaration or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debt Securities.

SUBORDINATION

     In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debt Securities issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debt Securities will be entitled to receive or retain any payment or distribution in respect thereof; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

     In the event of the acceleration of the maturity of the Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debt Securities; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

     In the event that the Corporation shall default in the payment of any principal of (or premium, if any), or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities.

     "Debt" means (i) the principal of (and premium, if any), and unpaid interest on indebtedness for money borrowed, (ii) purchase money and similar obligations, (iii) obligations under capital leases, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Corporation is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and
(vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements; provided, however, that Debt shall not include trade accounts payable or accrued liabilities in the ordinary course of business.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Corporation, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debt Securities or the Other Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Corporation which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation,
(ii) any Debt of the Corporation to any of its subsidiaries, including the junior subordinated debentures issued to North Fork Capital Trust I, (iii) Debt to any employee of the Corporation, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debt Securities as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) any other debt securities issued pursuant to the Indenture.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt. At September 30, 1997, the aggregate outstanding Senior Debt was approximately $25 million.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

     The Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Capital Securities for the benefit of the holders from time to time of such Capital Securities. Bankers Trust Company will act as trustee (the "Guarantee Trustee") under the Guarantee Agreement. The Guarantee Agreement will be qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of the Capital Securities or the redemption of all of the Capital Securities) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Capital Securities, although it will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will not be able to pay Distributions on the Capital Securities and will not have funds legally available therefor.

     The Guarantee will rank subordinate and junior in right of payment to all Senior Debt. See "-- Status of the Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits, and claimants should look only to the assets of the Corporation for payments thereunder. See "North Fork." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation has, through the Guarantee, the Declaration, the Junior Subordinated Debt Securities and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as Junior Subordinated Debt Securities.

     The Guarantee will rank pari passu with all Other Guarantees issued by the Corporation. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debt Securities. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Guarantee provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia and such successor Person expressly assumes the Corporation's obligations on the Guarantee; (ii) immediately after giving effect thereto, no event of default under the Guarantee, and no event which, after notice or lapse of time or both, would become an event of default under the Guarantee, shall have happened and be continuing; (iii) such transaction is permitted under the Declaration and the Indenture and does not give rise to any breach or violation of the Declaration or the Indenture; and (iv) certain other conditions as prescribed in the Guarantee are met.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debt Securities to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES,
           THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantee." Taken together, the Corporation's obligations under the Junior Subordinated Debt Securities, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. If and to the extent that the Corporation does not make payments on the Junior Subordinated Debt Securities, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debt Securities will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities;
(ii) the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Capital Securities; (iii) the Corporation shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debt Securities would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

     The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Capital Securities and Common Securities, investing the proceeds of the Trust Securities in Junior Subordinated Debt Securities and engaging in other activities necessary or incidental thereto.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debt Securities, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Junior Subordinated Debt Securities, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to the Corporation and the Trust ("Special Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder who purchases such Capital Securities upon initial issuance. Unless otherwise indicated, this summary deals only with a holder who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust as defined in section 7701(a) (30) of the Internal Revenue Code of 1986, as amended (the "Code") (a "United States Holder"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Code, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of Special Tax Counsel is not binding on the Internal Revenue Service ("IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     In connection with the issuance of the Junior Subordinated Debt Securities, Special Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Corporation. The Corporation, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debt Securities as indebtedness of the Corporation for all United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Capital Securities, Special Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration of Trust and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debt Securities, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debt Securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under applicable Treasury regulations (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position based on the advice of Special Tax Counsel that the Junior Subordinated Debt Securities will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debt Securities generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

     Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debt Securities would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debt Securities would thereafter be treated as OID as long as the Junior Subordinated Debt Securities remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debt Securities would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote," within the meaning of the Regulations, the Junior Subordinated Debt Securities would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debt Securities would be accounted for on an economic accrual basis regardless of such holders method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. In each case the amount of OID that will accrue in any month will approximately equal the amount of interest accruing at the stated interest rate.

     The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein and assert that the Junior Subordinated Debt Securities were originally issued with OID.

     Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

     The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debt Securities equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debt Securities so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder.

     Under certain circumstances described herein (see "Description of Capital Securities"), the Junior Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-- Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities (including a redemption of the Capital Securities by the Corporation for cash) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. A holder of Capital Securities that is an individual may be entitled to a preferential tax rate for long-term capital gains and a lower rate for long-term capital gains with respect to Capital Securities held for more than 18 months.

     The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debt Securities are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distribution thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debt Securities through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-UNITED STATES HOLDERS

     As used herein, the term "Non-United States Holder" means any holder that is not a United States Holder. As discussed above, the Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Junior Subordinated Debt Securities. See "-- Classification of the Trust." Thus under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

     (a) no withholding of United States federal income tax will be required with respect to the payment by the Corporation or any paying agent of principal or interest (which for purposes of this discussion includes any OID) on the Junior Subordinated Debt Securities to a Non-United States Holder, provided (i) that the beneficial owner of the Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation that is related to the Corporation through stock ownership, (iii) the Beneficial Owner is not a bank whose receipt of interest on the Junior Subordinated Debt Securities is described in section 881(c)(3)(A) of the Code, and (iv) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;
and

     (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Capital Securities.

     To satisfy the requirement referred to in (a)(iv) above, the Beneficial Owner, or a financial institution holding the Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or its paying agent, a statement to the effect that the Beneficial Owner is not a United States Holder. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Capital Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

     If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such Non-United States Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Corporation or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Junior Subordinated Debt Securities is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

     If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Junior Subordinated Debt Securities is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's earnings and profits.

     Any gain realized upon the sale or other disposition of the Capital Securities generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business in the United States of the Non-United States Holder, (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met, or (iii) in the case of any gain representing accrued interest on the Junior Subordinated Debt Securities, the requirements described above are not satisfied.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Holders unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. No information reporting or backup withholding will be required with respect to payments made by the Trust or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person. Recently adopted Treasury regulations may effect the application of such backup withholding rules for payments made to Non-United States Holders after January 1, 1998. Non-United States Holders should consult their tax advisers about the effects, if any, of such regulations.

     In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID (if any) or premium on the Junior Subordinated Debt Securities are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Capital Securities to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the Beneficial Owner is not a United States person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

     Payment of the proceeds from disposition of Capital Securities to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or Beneficial Owner establishes an exemption from information reporting and backup withholding.

     Any amounts withheld from a holder of the Capital Securities under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among the Corporation, the Trust and Salomon Brothers Inc, Keefe, Bruyette & Woods, Inc. and Sandler O'Neill & Partners, L.P. (the "Underwriters"), the Corporation and the Trust have agreed that the Trust will sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Trust, the liquidation amount of Capital Securities set forth opposite its name below.

                                                                          LIQUIDATION AMOUNT OF
                              UNDERWRITERS                                  CAPITAL SECURITIES
------------------------------------------------------------------------  ----------------------
Salomon Brothers Inc ...................................................       $ 80,000,000
Keefe, Bruyette & Woods, Inc. ..........................................         10,000,000
Sandler O'Neill & Partners, L.P. .......................................         10,000,000
                                                                          ----------------------
          Total.........................................................       $100,000,000
                                                                          ==================

     The Underwriters propose to offer the Capital Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession not in excess of $6.00 per Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $2.50 per Capital Security to certain brokers and dealers. After the Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

     In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Junior Subordinated Debt Securities of the Corporation, the Underwriting Agreement provides that the Corporation will agree to pay as compensation to the Underwriters arranging the investment therein of such proceeds, an amount in same day funds of $10.00 per Capital Security (or $1,000,000 in the aggregate).

     Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Capital Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. Offers and sales of Capital Securities will be made only to (i) "qualified institutional buyers", as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act"); (ii) institutional "accredited investors", as defined in Rule 501(a)(1)-(0) of Regulation D under the Act or
(iii) individual "accredited investors", as defined in Rule 501(a)(4)-(6) of Regulation D under the Act, for whom an investment in non-convertible capital securities rated similarly to the Capital Securities is appropriate. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

     During a period of 10 days from the date of this Prospectus Supplement, neither the Trust not the Company will, without the prior written consent of the Underwriters, directly or indirectly, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement or announce the intention to do any of the foregoing with respect to, any Capital Securities, any securities convertible into or exchangeable or exercisable for Capital Securities or the Junior Subordinated Debt Securities or any debt securities similar to the Junior Subordinated Debt Securities or any securities substantially similar to the Capital Securities (except for the Junior Subordinated Debt Securities and the Capital Securities offered hereby).

     Prior to this offering, there has been no public market for the Capital Securities. The Underwriters may make a market in the Capital Securities, but the Underwriters are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market in the Capital Securities.

     The Corporation and the Trust have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

     The Underwriters engage in transactions with, and, from time to time, have performed services for, the Corporation and it subsidiaries, in the ordinary course of business.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of Capital Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when Capital Securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Capital Securities to be higher than it would otherwise be in the absence of such transactions.

                             VALIDITY OF SECURITIES

     Certain matters relating to the validity of the Capital Securities, the Junior Subordinated Debt Securities and the Guarantee, the enforceability of the Declaration and the formation of the Trust and certain matters relating thereto will be passed upon on behalf of the Corporation and North Fork Capital Trust II by Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Corporation and North Fork Capital Trust II. The validity of the Guarantee and the Junior Subordinated Debt Securities will be passed upon for the Underwriters by Cravath, Swaine & Moore, New York, New York. Cravath, Swaine & Moore will rely on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to matters of Delaware law. Certain United States federal income tax matters will be passed upon for the Corporation and North Fork Capital Trust II by Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Corporation and North Fork Capital Trust II.

PROSPECTUS

                          NORTH FORK CAPITAL TRUST II
                          NORTH FORK CAPITAL TRUST III
                               CAPITAL SECURITIES

                        NORTH FORK BANCORPORATION, INC.
                      JUNIOR SUBORDINATED DEBT SECURITIES
                            ------------------------

     North Fork Capital Trust II and North Fork Capital Trust III (each a "North Fork Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, Capital Securities, representing undivided beneficial interests in the assets of the respective North Fork Capital Trusts ("Capital Securities"). The payment of distributions with respect to Capital Securities of each of the North Fork Capital Trusts out of moneys held by each of the North Fork Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Capital Securities, will be guaranteed by North Fork Bancorporation, Inc., a Delaware corporation ("North Fork" or the "Corporation"), to the extent described herein (each a "Guarantee"). See "Description of the Guarantees" below. The Corporation's obligations under the Guarantees will be subordinate and junior in right of payment to all other liabilities of the Corporation, if any, issued from time to time by the Corporation. Junior Subordinated Debt Securities (as defined below) may be issued and sold by the Corporation from time to time in one or more series to a North Fork Capital Trust, or a trustee of such North Fork Capital Trust, in connection with the investment of the proceeds from the offering of Capital Securities and Common Securities (as defined herein) of such North Fork Capital Trust. The Junior Subordinated Debt Securities purchased by a North Fork Capital Trust may be subsequently distributed pro rata to holders of Capital Securities and Common Securities in connection with the dissolution of such North Fork Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

                                                        (Continued on next page)

     THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

     The Offered Securities may be offered directly, through agents designated from time to time, to or through underwriters or dealers or through a combination of such methods. See "Plan of Distribution." If any agents of the Corporation, any North Fork Capital Trust or any underwriters are involved in the sale of the Offered Securities, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement with respect to such Offered Securities. The net proceeds to the Corporation from such sale also will be set forth in the applicable Prospectus Supplement.
                            ------------------------

               The date of this Prospectus is November 21, 1997.

(Continued from front cover)

     The Junior Subordinated Debt Securities, the Capital Securities and the related Guarantees are collectively referred to as the "Offered Securities." The Capital Securities and Common Securities are collectively referred to as the "Trust Securities."

     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered, such as, where applicable, (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, currency, denomination, maturity, priority, interest rate (which may be variable or fixed), time of payment of interest, terms of redemption at the option of the Corporation or repayment at the option of the holder or any provisions for sinking fund payments, the designation of the Trustee (as defined in the applicable Indenture or Supplemental Indenture) acting under the applicable Indenture or Supplemental Indenture and the initial public offering price and (ii) in the case of Capital Securities or the related Guarantees, the specific designation, aggregate offering amount, denomination, term, coupon rate, time of payment of distributions, terms of redemption at the option of the Corporation or repayment at the option of the holder, the designation of the Trustee acting under the applicable Indenture, Supplemental Indenture (as defined herein) or Guarantee and the initial public offering price, will be set forth in the accompanying Prospectus Supplement.

     The Offered Securities will be issued only in registered form, including in the form of Global Securities, unless otherwise set forth in the Prospectus Supplement.

                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN, AND ANY INFORMATION OR REPRESENTATIONS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT NOR ANY SALE OF OR OFFER TO SELL THE OFFERED SECURITIES OFFERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE RESPECTIVE DATES OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT OR THAT THE INFORMATION IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE RESPECTIVE DATES OF THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Corporation and the North Fork Capital Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the North Fork Capital Trusts, and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Suite 1300, Seven World Trade Center, New York, New York 10048, and at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's web site address, http://www.sec.gov. In addition, certain securities of the Corporation are listed on the New York Stock Exchange, Inc. (the "NYSE"). Material filed by the Corporation may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     No separate financial statements of the Trusts have been included herein. The Corporation and the Trusts do not consider that such financial statements would be material to holders of the Capital Securities because the Trusts are newly formed special purpose entities, have no operating history or independent operations and are not engaged in and do not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debt Securities and issuing the Trust Securities. See "THE TRUSTS," "DESCRIPTION OF THE CAPITAL SECURITIES," "DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES" and "DESCRIPTION OF THE GUARANTEES." In addition, the Corporation does not expect that the Trusts will file reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which have been filed with the Commission by the Corporation pursuant to the Exchange Act are hereby incorporated by reference:

          (i) Annual Report on Form 10-K for the year ended December 31, 1996;

          (ii) Current Reports on Form 8-K dated February 25, 1997, April 10, 1997, April 22, 1997, June 24, 1997, July 25, 1997, October 7, 1997,
     October 15, 1997 and November 20, 1997.

          (iii) Quarterly Reports on Form 10-Q for the three months ended March 31, 1997, June 30, 1997 and September 30, 1997.

          (iv) The Joint Proxy Statement/Prospectus of the Corporation and Branford Savings Bank ("Branford"), dated November 7, 1997, relating to the Branford Merger (as defined herein) (the "Joint Proxy
     Statement/Prospectus").

     All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the accompanying Prospectus Supplement.

     The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus and the accompanying Prospectus Supplement is delivered, upon written or oral request of such person, a copy of any and all documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to North Fork Bancorporation, Inc., 275 Broad Hollow Road, Melville, New York 11747,
Attention: Anthony Abate, Secretary (telephone number: (516) 844-1004).

     THIS PROSPECTUS AND THE PORTIONS OF THE JOINT PROXY STATEMENT/PROSPECTUS INCORPORATED BY REFERENCE HEREIN CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF NORTH FORK, INCLUDING STATEMENTS RELATING TO THE COST SAVINGS AND REVENUE ENHANCEMENTS THAT ARE EXPECTED TO BE REALIZED FROM THE BRANFORD MERGER AND THE NEW YORK BANCORP MERGER (EACH AS DEFINED HEREIN, AND TOGETHER, THE "MERGERS"). FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS OR REVENUE ENHANCEMENTS FROM THE MERGERS CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGERS IS GREATER THAN EXPECTED; (3) COMPETITIVE PRESSURE IN THE BANKING AND FINANCIAL SERVICES INDUSTRY INCREASES SIGNIFICANTLY;
(4) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; AND (5) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE STATE OF NEW YORK, ARE LESS FAVORABLE THAN EXPECTED.

                                USE OF PROCEEDS

     All of the proceeds from the sale of the Trust Securities will be invested by the North Fork Capital Trusts in Junior Subordinated Debt Securities. The Corporation intends to apply the net proceeds from the sale of the Junior Subordinated Debt Securities to its general funds to be used by its management for general corporate purposes.

                                   THE TRUSTS

     Each of North Fork Capital Trust II and North Fork Capital Trust III is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of Trust (each a "Declaration") executed by the Corporation, as depositor for such trust (the "Depositor") and the North Fork Capital Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 14, 1997. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The North Fork Capital Trusts exist for the exclusive purposes of (i) issuing the Capital Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities"), (ii) investing the gross proceeds of the Trust Securities in Junior Subordinated Debt Securities (as defined below) and

(iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities except that upon an event of default under the applicable Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption, and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Corporation will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each North Fork Capital Trust. Each North Fork Capital Trust's business and affairs will be conducted by the trustees (the "North Fork Capital Trustees") appointed by the Corporation, as the direct or indirect holder of all the Common Securities. Except in certain limited circumstances the holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the North Fork Capital Trustees of a North Fork Capital Trust. The duties and obligations of the North Fork Capital Trustees shall be governed by the Declaration of such North Fork Capital Trust. A majority of the North Fork Capital Trustees of each North Fork Capital Trust will be persons who are employees or officers of or affiliated with the Corporation (the "Administrative Trustees"). One North Fork Capital Trustee of each North Fork Capital Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one North Fork Capital Trustee of each North Fork Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Corporation will pay all fees and expenses related to the North Fork Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Corporation. The office of the Delaware Trustee for each North Fork Capital Trust in the State of Delaware is Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The principal executive office of each North Fork Capital Trust shall be c/o North Fork Bancorporation, Inc., 275 Broad Hollow Road, Melville, New York 11747, Attention: Anthony Abate, Secretary (telephone number: (516) 844-1004).

                                   NORTH FORK

     North Fork, with its executive headquarters located in Melville, New York, is a bank holding company organized under the laws of the State of Delaware in 1980 and registered under the Bank Holding Company Act of 1956, as amended. North Fork's primary subsidiary, North Fork Bank, operates 80 retail banking facilities throughout Suffolk and Nassau Counties on Long Island, New York, as well as in the New York City boroughs of Manhattan, Queens and the Bronx and in Westchester and Rockland Counties north of New York City. North Fork's proposed acquisition of Branford Savings Bank (see below) represents North Fork's initial acquisition outside the State of New York.

     At September 30, 1997, North Fork had assets of $6.6 billion, deposits of $4.5 billion and stockholders' equity of $538 million. The principal executive offices of North Fork are located at 275 Broad Hollow Road, Melville, New York 11747 and its telephone number is (516) 844-1004.

     On October 7, 1997, North Fork entered into an agreement and plan of merger with New York Bancorp Inc. ("New York Bancorp") pursuant to which New York Bancorp will be merged (the "New York Bancorp Merger") with and into North Fork. As of September 30, 1997, New York Bancorp had assets of approximately $3.2 billion, deposits of approximately $1.7 billion and stockholders' equity of approximately $169 million. New York Bancorp serves customers from its primary subsidiary, Home Federal, which operates thirty-one full service branch offices throughout Kings, Queens, Nassau, Westchester and Suffolk Counties of New York. Immediately after the New York Bancorp Merger, Home Federal will be merged with and into North Fork Bank. In connection with this transaction, North Fork will issue 1.19 shares of North Fork Common Stock for each New York Bancorp share. The New York Bancorp Merger is expected to be consummated in the first quarter of 1998 and will be accounted for under the pooling of interests accounting method.

     On July 24, 1997, North Fork entered into an agreement and plan of merger with Branford Savings Bank ("Branford"), a Connecticut-chartered savings bank, pursuant to which Branford will be merged (the "Branford Merger") with and into a wholly-owned subsidiary of North Fork. At September 30, 1997, Branford had $183 million in total assets, $162 million in deposits, $18 million in stockholders' equity and serves customers from five branches in the Connecticut towns of Branford, North Branford and East Haven and surrounding communities in New Haven County, Connecticut. The Branford Merger represented North Fork's initial acquisition outside the State of New York. In connection with this transaction, North Fork will issue approximately 1,283,674 shares of North Fork Common Stock. The Branford Merger is expected to be consummated prior to December 31, 1997 and will be accounted for under the purchase method of accounting.

     On December 31, 1996, North Fork completed a business combination with North Side by merging North Side with and into North Fork Bank. At closing, North Side had $1.6 billion in total assets, $1.2 billion in deposits, $124.4 million in capital and operated seventeen full service banking locations in the New York City boroughs of the Bronx and Queens and Nassau and Suffolk Counties.

     In March, 1996, North Fork Bank completed its purchase of the domestic commercial banking business of Extebank, which at closing had approximately $387 million in assets and $348 million in deposits, for $47 million in cash. Additionally, during March 1996, North Fork Bank completed its acquisition of ten Long Island branches of First Nationwide Bank, and assumed $572 million in customer deposit liabilities, for which it paid a deposit premium of 6.35%.

     In July, 1995, North Fork completed its purchase acquisition of Great Neck Bancorp, the parent company of Bank of Great Neck, a Long Island based commercial bank ("Great Neck"). Great Neck, with assets of $91 million, including $49.4 million in net loans, and $90.3 million in deposits, was merged into North Fork Bank.

     In November, 1994, North Fork completed a business combination with Metro, the parent company of Bayside Federal Savings Bank ("Bayside"), by merging Metro with and into North Fork. Simultaneously, Bayside (with approximately $1.0 billion in assets, $.9 billion in deposits and $83.5 million in stockholders' equity, operating through 13 full-service banking locations in the New York City borough of

Queens and Nassau and Suffolk Counties) was merged with and into North Fork Bank. The merger was accounted for as a pooling of interests.

     North Fork, through North Fork Bank, provides a variety of banking and financial services to middle market and small business organizations, local governmental units, and retail customers in the metropolitan New York area.

     From time to time, North Fork investigates and holds discussions and negotiations in connection with possible transactions with other banks. As of the date of this Prospectus, North Fork has not entered into any agreements or understandings with respect to any significant transactions of the type referred to above except for the transactions described herein and in documents incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Any such transaction would be subject to stockholder approval only if required under applicable law or the rules of the NYSE.

     For more information about North Fork, reference is made to the 1996 North Fork Form 10-K which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Corporation for each of the following periods:

                                  NINE MONTHS
                                     ENDED
                                 SEPTEMBER 30,                YEARS ENDED DECEMBER 31,
                                ----------------      -----------------------------------------
                                1997       1996       1996     1995     1994     1993     1992
                                -----      -----      -----    -----    -----    -----    -----
    Ratio of earnings to fixed
      charges (excluding
      interest on deposits)...   3.60       4.32       3.87     5.73     4.35     2.81     3.69
    Raio of earnings to fixed
      charges (including
      interest on deposits)...   1.91       1.74       1.64     1.83     1.61     1.19     1.16

     For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary items and cumulative effect of changes in accounting principle, plus fixed charges (excluding capitalized interest but including amortization of amounts previously capitalized), less equity in undistributed earnings of companies owned less than 50 percent. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, and that portion of rental expense which the Corporation believes to be representative of interest. A statement setting forth the computation of the unaudited ratio of earnings to fixed charges has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                     DESCRIPTION OF THE CAPITAL SECURITIES

     Each North Fork Capital Trust may issue, from time to time, only one series of Capital Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of Trust of each North Fork Capital Trust authorizes the Administrative Trustees of such North Fork Capital Trust to issue on behalf of such North Fork Capital Trust one series of Capital Securities. The Declaration of Trust will be qualified as an indenture under the Trust Indenture Act. The Capital Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration of Trust or made part of the Declaration of Trust by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Capital Securities of the North Fork Capital Trust for specific terms, including
(i) the distinctive designation of such Capital Securities; (ii) the number of Capital Securities issued by such North Fork Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Capital Securities issued by such North Fork Capital Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Capital Securities shall be payable on a semi-annual basis to holders of such Capital Securities as of a record date in each semi-annual period during which such Capital Securities are outstanding; (iv) whether distributions on Capital Securities issued by such North Fork Capital Trust shall be cumulative, and, in the case of Capital Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Capital Securities issued by such North Fork Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such North Fork Capital Trust to the holders of Capital Securities of such North Fork Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such North Fork Capital Trust; (vi) the obligation, if any, of such North Fork Capital Trust to purchase or redeem Capital Securities issued by such North Fork Capital Trust, the price or prices at which, the period or periods within which, and the terms and conditions upon which, Capital Securities issued by such North Fork Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Capital Securities issued by such North Fork Capital Trust in addition to those required by law, including the number of votes per Capital Security and any requirement for the approval by the holders of Capital Securities, or of Capital Securities issued by one or more North Fork Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of Trust of such North Fork Capital Trust; (viii) the terms and conditions, if any, upon which the assets of such North Fork Capital Trust may be distributed to holders of Capital Securities; (ix) if applicable, any securities exchange upon which the Capital Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Capital Securities issued by such North Fork Capital Trust not inconsistent with the Declaration of Trust of such North Fork Capital Trust or with applicable law. All Capital Securities offered hereby will be guaranteed by the Corporation to the extent set forth below under "Description of the Guarantees." Any United States Federal income tax considerations applicable to any offering of Capital Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Capital Securities, each North Fork Capital Trust will issue one series of Common Securities. The Declaration of Trust of each North Fork Capital Trust authorizes the Administrative Trustees of such trust to issue on behalf of such North Fork Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a North Fork Capital Trust will be substantially identical to the terms of the Capital Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities except that, upon an event of default under the Declaration of Trust, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the North Fork Capital Trustees of a North Fork Capital Trust. All of the Common Securities of each North Fork Capital Trust will be directly or indirectly owned by the Corporation.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

     Junior Subordinated Debt Securities may be issued from time to time in one or more series under an indenture (the "Indenture"), between the Corporation and Bankers Trust Company, as trustee (the "Debenture Trustee") which was filed as an exhibit to the Registration Statement on Form S-4 (File No. 333-24419) as filed by the Corporation and North Fork Capital Trust I with the Commission on April 2, 1997. The terms of the Junior Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

GENERAL

     The Junior Subordinated Debt Securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Corporation subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "-- Subordination." The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an Indenture supplemental to the Indenture, or a resolution of the Corporation's Board of Directors or a special committee appointed thereby and set forth in an Officer's Certificate (each, a "Supplemental Indenture").

     In the event Junior Subordinated Debt Securities are issued to a North Fork Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such North Fork Capital Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such North Fork Capital Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a North Fork Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such North Fork Capital Trust.

     Reference is made to the Prospectus Supplement relating to the particular Junior Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Junior Subordinated Debt Securities; (2) the aggregate principal amount of such Junior Subordinated Debt Securities; (3) the percentage of their principal amount at which such Junior Subordinated Debt Securities will be issued; (4) the date or dates on which such Junior Subordinated Debt Securities will mature and the right, if any, to extend such date or dates; (5) the rate or rates, if any, per annum, at which such Junior Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions for a sinking purchase or other analogous fund, if any; (9) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Corporation or the holder; (10) the form of such Junior Subordinated Debt Securities; and (11) any other specific terms of the Junior Subordinated Debt Securities. Principal, premium, if any, and interest, if any, will be payable, and the Junior Subordinated Debt Securities offered hereby will be transferable, at the corporate trust office of Bankers Trust Company, as Property Trustee (the "Property Trustee") in New York, New York, provided that payment of interest, if any, may be made at the option of the Corporation by check mailed to the address of the person entitled thereto as it appears in the Security Register.

     If a Prospectus Supplement specifies that a series of Junior Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Junior Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Junior Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

     The Indenture contains no covenants or other provisions to afford protection to holders of the Junior Subordinated Debt Securities in the event of a highly leveraged transaction or a change in control of the Corporation, except to the limited extent described under "Consolidation, Merger, Sale of Assets and Other Transactions" below.

DENOMINATIONS, REGISTRATION AND TRANSFER

     The Junior Subordinated Debt Securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of the Depository Trust Company ("DTC") if, and only if, distributed to the holders of the Trust Securities. Until such time, the Junior Subordinated Debt Securities will be registered in the name of the Trust and held by the Property Trustee. Should the Junior Subordinated Debt Securities be distributed to holders of the Trust Securities, beneficial interests in the Junior Subordinated Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below, Junior Subordinated Debt Securities in certificated form will not be issued in exchange for the global certificates.

     A global security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default (as defined below). Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

     Payments on Junior Subordinated Debt Securities represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable, and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any payment agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debt Securities are issued in certificated form, the record dates for payment of interest will be the 1st day of the last month of each semi-annual period.

PAYMENT AND PAYING AGENTS

     Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debt Securities will be made at the office of the Debenture Trustee in the City of New York or at the office of any paying agent or paying agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (except in the case of Junior Subordinated Debt Securities in global form), (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register for Junior Subordinated Debt Securities or (ii) by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debt Security will be made to the person in whose name such Junior Subordinated Debt Security is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however the Corporation will at all times be required to maintain a paying agent in each place of payment for the Junior Subordinated Debt Securities.

     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS

     The Corporation covenants and agrees with each holder of Junior Subordinated Debt Securities of a series issued to a North Fork Capital Trust that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Corporation's capital stock (which includes common and preferred stock), or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities of such series or (iii) make any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the related Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior in interest to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being covered or exchanged), if at such time (i) there shall have occurred a Debenture Event of Default, (ii) the Corporation shall be in default with respect to its payment of any obligations under the related Guarantee or (iii) the Corporation shall have given notice of its election to begin an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

     The Corporation also covenants with each Holder of Junior Subordinated Debt Securities of a series issued to a North Fork Capital Trust (i) to maintain directly 100% ownership of the Common Securities of such North Fork Capital Trust; provided, however, that any permitted successor of the Corporation hereunder may succeed to the Corporation's ownership of such Common Securities,
(ii) not to voluntarily terminate, windup or liquidate such North Fork Capital Trust, except (a) in connection with a distribution of the Junior Subordinated Debt Securities of such series to the holders of Capital Securities in liquidation of such North Fork Capital Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Declaration of Trust and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Declaration of Trust, to cause such North Fork Capital Trust to remain classified as a grantor trust and not an association taxable as a corporation for United States Federal income tax purposes.

MODIFICATION OF INDENTURE

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debt Securities, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debt Securities or the holders of the Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of holders of not less than a majority in principal amount of Junior Subordinated Debt Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security so affected, (i) change the Stated Maturity or reduce the principal amount of the Junior Subordinated Debt Securities or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Indenture.

     In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debt Securities, any supplemental Indenture for the purpose of creating any Other Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to each series of Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default":

          i) failure for thirty days to pay any interest on the Junior Subordinated Debt Securities of that series when due (subject to the deferral of any due date in the case of an Extension Period); or

          ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debt Securities of that series when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for ninety days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series; or

          iv) certain events in bankruptcy, insolvency or reorganization of the Corporation; or

          v) in respect of a series issued to a North Fork Capital Trust, the voluntary or involuntary dissolution, winding-up or termination of such North Fork Capital Trust, except in connection with the distribution of the Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of such North Fork Capital Trust, the redemption of all of the Trust Securities of such North Fork Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the related Declaration of Trust.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities shall have such right. The holders of a majority in aggregate principal amount of the Outstanding Securities of the Capital Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installations of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debt Security. Should the holders of such Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debt Securities unless there shall have been an Event of Default under the applicable Declaration of Trust.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the

Corporation's obligations on the Junior Subordinated Debt Securities issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) such transaction is permitted under the applicable Declaration and the applicable Guarantee and does not give rise to any breach or violation of the applicable Declaration or the applicable Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debt Securities.

SUBORDINATION

     The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Corporation to the extent set forth in the applicable Prospectus Supplement.

RESTRICTIONS ON TRANSFER

     Unless otherwise provided in a Prospectus Supplement, the Junior Subordinated Debt Securities will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Junior Subordinated Debt Securities in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debt Securities.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     Subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                         DESCRIPTION OF THE GUARANTEES

     Set forth below is a summary of information concerning the Guarantees which will be executed and delivered by the Corporation for the benefit of the holders from time to time of Capital Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act. Bankers Trust Company will act as indenture trustee under each Guarantee (the "Guarantee Trustee"). The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities of the applicable North Fork Capital Trust.

GENERAL

     Pursuant to each Guarantee, the Corporation will irrevocably agree, to the extent set forth therein, to pay in full on a subordinated basis to the holders of the Capital Securities issued by a North Fork Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such North Fork Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such North Fork Capital Trust may have or assert other than the defense of payment. The following payments with respect to Capital Securities issued by a North Fork Capital Trust, to the extent not paid by such North Fork Capital Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Capital Securities, to the extent such North Fork Capital Trust shall have funds available therefor; (ii) the applicable redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent such North Fork Capital Trust has funds available therefor, with respect to any Capital Securities called for redemption by such North Fork Capital Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of such North Fork Capital Trust (other than in connection with the distribution of the assets of such North Fork Capital Trust to the holders of Capital Securities or the redemption of all of the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Capital Securities to the date of payment, to the extent such North Fork Capital Trust has funds available therefor and (b) the amount of assets of such North Fork Capital Trust remaining available for distribution to holders of such Capital Securities in liquidation of such North Fork Capital Trust after satisfaction of liabilities to creditors of such North Fork Capital Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of Capital Securities or by causing the applicable North Fork Capital Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee on a subordinated basis with respect to the Capital Securities issued by the applicable North Fork Capital Trust, but will not apply to any payment of distributions except to the extent such North Fork Capital Trust shall have funds available therefor, and is not a guarantee of collection. If the Corporation does not make interest payments on the Junior Subordinated Debt Securities purchased by a North Fork Capital Trust, such North Fork Capital Trust will not pay distributions on the Capital Securities issued by such North Fork Capital Trust and will not have funds legally available therefor.

     The Corporation has also agreed separately to irrevocably and unconditionally guarantee the obligations of the North Fork Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Guarantees, except that upon an event of default under the Indenture, holders of Capital Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

STATUS OF THE GUARANTEES

     The Guarantees will constitute unsecured obligations of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as Junior Subordinated Debt Securities.

     Each Guarantee will rank pari passu with all Other Guarantees (as defined therein) issued by the Corporation. The Guarantees will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantees will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the applicable North Fork Capital Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debt Securities. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), each Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under a Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of a Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under a Guarantee.

     Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under a Guarantee without first instituting a legal proceeding against the applicable North Fork Capital Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under each Guarantee.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     Each Guarantee provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to an Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia and such successor Person expressly assumes the Corporation's obligations on such Guarantee; (ii) immediately after giving effect thereto, no event of default under such Guarantee, and no event which, after notice or lapse of time or both, would become an event of default under such Guarantee, shall have happened and be continuing; (iii) such transaction is permitted under the applicable Declaration of Trust and Indenture and does not give rise to any breach or violation of the applicable Declaration of Trust or Indenture; and (iv) certain other conditions as prescribed in such Guarantee are met.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of a Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default with respect to such Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the power vested in it by a Guarantee at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION

     Each Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities issued by the applicable North Fork Capital Trust or upon distribution of Junior Subordinated Debt Securities to the holders of the Capital Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities issued by the applicable North Fork Capital Trust must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

     The Guarantees will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Corporation may sell the Junior Subordinated Debt Securities and any North Fork Capital Trust may sell Capital Securities in any of, or any combination of, the following ways: (i) directly to purchasers; (ii) through agents, (iii) through underwriters, and (iv) through dealers.

     Offers to purchase Offered Securities may be solicited directly by the Corporation and/or any North Fork Capital Trust, as the case may be, or by agents designated by the Corporation and/or any North Fork Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Corporation to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Corporation in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, the Corporation will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Corporation and/or any North Fork Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.

     Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by the Corporation and/or any North Fork Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act of 1933.

     The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

                             VALIDITY OF SECURITIES

     Certain matters relating to the validity of the Capital Securities, the Junior Subordinated Debt Securities and the Guarantees, the enforceability of the Declarations and the formation of the Trusts and certain matters relating thereto will be passed upon on behalf of the Corporation and the North Fork Capital Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Corporation and the

North Fork Capital Trusts. Certain United States Federal income taxation matters will be passed upon for the Corporation and the North Fork Capital Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Corporation and the North Fork Capital Trusts.

                                    EXPERTS

     The consolidated financial statements of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996, included in the Corporation's 1996 Form 10-K incorporated by reference into this Prospectus, have been incorporated by reference herein and in the Registration Statement of which this Prospectus is a part in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in the Corporation's 1996 Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to various changes in accounting as discussed in the notes to these statements.

     The consolidated financial statements of New York Bancorp Inc. and subsidiaries as of September 30, 1996 and 1995 and for each of the years in the three year period ended September 30, 1996, included in the Corporation's Current Report on Form 8-K dated November 20, 1997 incorporated by reference into this Prospectus, have been incorporated by reference herein and in the Registration Statement of which this Prospectus is a part in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in the Corporation's Current Report on Form 8-K dated November 20, 1997 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in accounting as discussed in the notes to these statements.

                                  ACCOUNTANTS

     The consolidated financial statements of Branford Savings Bank as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, included in Branford's 1996 Form F-2 and incorporated by reference into this Prospectus, have been incorporated by reference herein and in the Registration Statement of which the Prospectus is a part in reliance upon the report of Seward & Monde, independent auditors, included in Branford's 1996 Form F-2 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE HEREBY EXCEPT AS CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN OR IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Certain ERISA Considerations..........   S-4
Summary...............................   S-6
Risk Factors..........................  S-10
Use of Proceeds.......................  S-15
North Fork Capital Trust II...........  S-15
North Fork............................  S-16
Selected Historical Financial
  Information.........................  S-18
The Mergers...........................  S-22
Pro Forma Combined Selected Financial
  Statements..........................  S-24
Pro Forma Condensed Combined Financial
  Statements..........................  S-27
Capitalization........................  S-35
Accounting Treatment..................  S-36
Description of Capital Securities.....  S-36
Description of Junior Subordinated
  Debt Securities.....................  S-48
Description of Guarantee..............  S-58
Relationship Among the Capital
  Securities, the Junior Subordinated
  Debt Securities and the Guarantee...  S-61
Certain United States Federal Income
  Tax Consequences....................  S-62
Underwriting..........................  S-67
Validity of Securities................  S-68
                 PROSPECTUS
Available Information.................     3
Incorporation of Certain Documents by
  Reference...........................     3
Use of Proceeds.......................     4
The Trusts............................     4
North Fork............................     6
Ratio of Earnings To Fixed Charges....     7
Description of the Capital
  Securities..........................     8
Description of the Junior Subordinated
  Debt Securities.....................     9
Description of the Guarantees.........    14
Plan of Distribution..................    17
Validity of Securities................    17
Experts...............................    18
Accountants...........................    18

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                                  $100,000,000

                               NORTH FORK CAPITAL
                                    TRUST II

                        8.00% CAPITAL TRUST PASS-THROUGH
                            SECURITIES(R) (TRUPS(R))

                         (LIQUIDATION AMOUNT $1,000 PER
                               CAPITAL SECURITY)

                     FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY

                                   NORTH FORK
                              BANCORPORATION, INC.
                            ------------------------
                             PROSPECTUS SUPPLEMENT

                                DECEMBER 5, 1997

                            ------------------------
                              SALOMON SMITH BARNEY
                         KEEFE, BRUYETTE & WOODS, INC.
                        SANDLER O'NEILL & PARTNERS, L.P.

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